Execution Version

SEVENTH AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF NOVEMBER 9, 2017

AMONG

CALIFORNIA RESOURCES CORPORATION,
AS THE BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

BANK OF AMERICA, N.A.,
AS SYNDICATION AGENT, SWINGLINE LENDER
AND A LETTER OF CREDIT ISSUER,

AND

THE LENDERS
PARTY HERETO

SEVENTH AMENDMENT TO CREDIT AGREEMENT
This Seventh Amendment to Credit Agreement (this “Amendment”) dated as of November 9, 2017, is among California Resources Corporation, a Delaware corporation (the “Borrower”), each of the undersigned Guarantors, each Lender party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITALS
A.The Borrower, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Credit Agreement dated as of September 24, 2014 (as amended by the First Amendment to Credit Agreement dated as of February 25, 2015, the Second Amendment to Credit Agreement dated as of November 2, 2015, the Third Amendment to Credit Agreement dated as of February 23, 2016, the Fourth Amendment to Credit Agreement dated as of April 22, 2016, the Fifth Amendment and Waiver to Credit Agreement dated as of August 12, 2016, the Sixth Amendment to Credit Agreement dated as of February 14, 2017 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
B.The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein to, among other things, permit the incurrence of the First Out Substitute Facility Indebtedness.
C.NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment, including the recitals hereto, has the meaning assigned to such term in the Credit Agreement as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.1.
(a)    The following defined terms are hereby amended and restated in their entirety or added in their entirety, in each case to read as follows:
“2020 Notes” shall mean the Borrower’s $1,000,000,000 5.00% Senior Notes due 2020.
“2021 Notes” shall mean the Borrower’s $1,750,000,000 5.50% Senior Notes due 2021.
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change. If the ABR is being used as an alternate rate of interest pursuant to Section 2.17 hereof, then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Change of Control” shall mean and be deemed to have occurred if:
(a) any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 35% of the ordinary voting power for the election of directors of the Borrower;
(b) occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the Board of Directors of the Borrower or (iii) approved by the Board of Directors of the Borrower for consideration by shareholders as director candidates prior to their election; or
(c) a “Change of Control” shall occur under the Senior Notes Documents.
“Consolidated Interest Charges” shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) interest, debt premium, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries to the extent paid in cash, in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of cash rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP minus (c) to the extent included in such amount, fees, charges and related expenses incurred in connection with the consummation of this Agreement, any amendment or other modification hereto from time to time and/or the issuance, incurrence or repayment of any Indebtedness permitted hereunder; provided, that Consolidated Interest Charges

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shall include the portion of original issue discount on any Indebtedness in excess of 500 basis points and the portion of payment-in-kind interest on any Indebtedness in excess of 200 basis points.
“Elk Hills Power Plant” shall mean the 550 MW natural gas-fired, combined cycle cogeneration facility commonly known as the Elk Hills Power Plant located in western Kern County, California, approximately 25 miles west of Bakersfield, California, near the intersection of Elk Hills Road and Skyline Road.
“First Lien Asset Coverage Ratio” shall mean as of the last day of each fiscal quarter of the Borrower, the ratio of (a) the sum of (i) PV-10 and (ii) the Hedge PV-10, in each case as reflected in the most recently delivered Reserve Report to (b) the sum of the aggregate principal amount of all Indebtedness for borrowed money that is secured by a Priority Lien (as defined in the Existing Intercreditor Agreement).
“First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement among JPMorgan Chase Bank, N.A., as first-out agent, The Bank of New York Mellon Trust Company, N.A., as second-out agent, and the other parties from time to time party thereto, dated as of August 15, 2016, as it may be amended, restated, supplemented or otherwise modified from time to time.
“First Out Collateral Agency Agreement” shall mean a collateral agency agreement by and among the Borrower, the Administrative Agent as agent for the secured parties under this Agreement, the agent for the secured parties under the First Out Substitute Facility Credit Documents, and the First Out Collateral Agent in the form of Exhibit L or another form otherwise reasonably acceptable to the Majority Lenders.
“First Out Collateral Agent” shall mean the “Collateral Agent” as defined in the First Out Collateral Agency Agreement.
“First Out Substitute Facility Credit Agreement” shall mean that certain Credit Agreement to be dated on or around the Seventh Amendment Effective Date, among the Borrower, as borrower, the banks and financial institutions party thereto as lenders, the administrative agent thereunder, and the other parties party thereto.
“First Out Substitute Facility Credit Documents” shall mean the First Out Substitute Facility Credit Agreement, the First Out Collateral Agency Agreement and any other security documents, instruments or certificates delivered or contemplated to be delivered thereunder or in connection therewith.
“First Out Substitute Facility Indebtedness” shall mean the Indebtedness of the Borrower and its Subsidiaries evidenced by the First Out Substitute Facility Credit Documents.
“Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified

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from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“LIBOR Rate” shall mean, with respect to any LIBOR Loan for any Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Screen Rate” shall mean, for any day and time, with respect to any LIBOR Loan for any Interest Period, the London interbank offered rate as administered by Intercontinental Exchange Benchmark Administration Ltd. (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), provided that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Maturity Date” shall mean the earlier to occur of (a) June 30, 2021, (b) in the event that $100,000,000 or greater aggregate principal amount of 2020 Notes remain outstanding on the date that is 273 days prior to their stated maturity date (such 273rd day prior, the “2020 Notes Springing Maturity Date”), the 2020 Notes Springing Maturity Date and (c) in the event that $100,000,000 or greater aggregate principal amount of 2021 Notes remain outstanding on the date that is 273 days prior to their stated maturity date (such 273rd day prior, the “2021 Notes Springing Maturity Date”), the 2021 Notes Springing Maturity Date.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under (a) (i) any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement or (ii) any First Out Substitute Facility Credit Document (collectively, the “First Out Obligations”) or (b) the First Lien Second Out Credit Documents (the “First Lien Second Out Obligations”), in each case, entered into with the Borrower or any of its Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents, First Out Substitute Facility Credit Documents and First Lien Second Out Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs,

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indemnities and other amounts payable by any Credit Party under any Credit Document, First Out Substitute Facility Credit Document or First Lien Second Out Credit Document. Notwithstanding the foregoing, solely with respect to any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Hedge Obligations of such Credit Party shall in any event be excluded from “Obligations” owing by such Credit Party.
“Permitted Junior Refinancing Indebtedness” shall mean, with respect to any Indebtedness for borrowed money (the “Refinanced Borrowed Money Indebtedness”), any Permitted Junior Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively, for purposes of this definition, to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Borrowed Money Indebtedness (or previous refinancing thereof constituting Permitted Junior Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Junior Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Borrowed Money Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) the direct and contingent obligors with respect to such Permitted Junior Refinancing Indebtedness are not changed (except that a Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 11.1(g), such Permitted Junior Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Borrowed Money Indebtedness (calculated at the time such Permitted Junior Refinancing Indebtedness is incurred), (D) the terms and conditions of any such Permitted Junior Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of this Agreement (other than as to interest rates, fees, floors, funding discounts and redemption, prepayment or make-whole premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (E) any such Permitted Junior Refinancing Indebtedness is secured by the Liens on the Collateral that secure the First Out Obligations but provide for collateral recovery in respect of such Liens to be junior to the collateral recovery in respect of the First Out Obligations, (F) any such Permitted Junior Refinancing Indebtedness is subject to the Existing Intercreditor Agreement such that the lending parties under such Permitted Junior Refinancing Indebtedness are “Priority Lien Secured Parties” (as defined therein), (G) any such Permitted Junior Refinancing Indebtedness is subject to the First Lien Intercreditor Agreement such that the lending parties under such Permitted Junior Refinancing Indebtedness are “Second-Out Secured Parties” (as defined therein), (H) any such Permitted Junior Refinancing Indebtedness is subject to an intercreditor agreement as between the administrative agent for the First Lien Second Out Secured Parties, as representative for such debt holders, and the administrative agent for the Permitted Junior Refinancing Indebtedness, as representative for

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such debt holders, in form and substance substantially similar to the First Lien Intercreditor Agreement with such modifications as are necessary to provide that under such agreement the First Lien Second Out Obligations will be priority obligations and the Permitted Junior Refinancing Indebtedness will be secondary obligations, or otherwise in a form reasonably acceptable to the Majority Lenders and (I) any such Permitted Junior Refinancing Indebtedness has a maturity date (taking into account any adjustable features of the maturity date) that is not earlier than 91 days after the Maturity Date (determined at the time of issuance or incurrence of such Permitted Junior Refinancing Indebtedness).
“Pledge Agreement” shall mean that certain Amended and Restated Pledge Agreement, dated as of the Seventh Amendment Effective Date, among the Borrower, the other pledgors party thereto and the Administrative Agent, for the benefit of the Secured Parties.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is a party to any Secured Cash Management Agreement, the First Out Collateral Agent, each sub-agent pursuant to Article XIII appointed by the Administrative Agent with respect to matters relating to the Credit Documents and any administrative agent for and each lender under the First Out Substitute Facility Indebtedness and any Permitted Refinancing Indebtedness in respect thereof.
“Security Agreement” shall mean that certain Amended and Restated Security Agreement, dated as of the Seventh Amendment Effective Date, among the Borrower, the other grantors party thereto and the Administrative Agent, for the benefit of the Secured Parties.
“Senior Notes” shall mean collectively, (a) the 2020 Notes; (b) the 2021 Notes; and (c) the Borrower’s $2,250,000,000 6.00% Senior Notes due 2024.
“Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement, dated as of November 9, 2017, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” shall mean the Effective Date (as defined in the Seventh Amendment).
(b)    The definition of “Applicable Margin” is hereby amended by (i) deleting “(the “Calculation Period”)” in clause (a) thereof and (ii) amending and restating clause (b) thereof in its entirety to read as follows:
“(b)    during a Borrowing Base Trigger Period, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:
Table 2

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Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≥ 90%	< 90% but ≥ 75%	< 75% but ≥ 25%	< 25%
LIBOR Loans	4.00%	3.75%	3.50%	3.25%
ABR Loans	3.00%	2.75%	2.50%	2.25%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%
provided that if for any day during a Borrowing Base Trigger Period, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid of Table 2 is lower than the rate per annum set forth in the grid of Table 1, the rate per annum set forth in the grid of Table 1 shall apply.
During a Borrowing Base Trigger Period, each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if the Borrower fails to deliver a Reserve Report pursuant to Section 10.13, and until such Reserve Report is delivered, then the “Applicable Margin” means the rate per annum set forth on Table 2 when the Borrowing Base Utilization Percentage is at its highest level.”
(c)    The definition of “Collateral Requirements” is hereby amended by adding “and subject to the requirements of Section 10.10(f) in the case of non-Borrowing Base Properties acquired after the Sixth Amendment Effective Date,” after “on behalf of the Secured Parties on or after the Fifth Amendment Effective Date,” in clause (b) thereof.
(d)    The definition of “Consolidated First Lien First Out Secured Debt” is hereby amended by replacing the parenthetical at the end thereof in its entirety with the following parenthetical:
“(other than First Out Substitute Facility Indebtedness and First Lien Second Out Junior Indebtedness)”.
(e)    The definition of “Excluded Property” is hereby amended by (i) deleting “and” immediately before clause (e) thereof, (ii) replacing the “.” at the end thereof with “and” and (iii) inserting a new clause (f) to read as follows:
“(f) from the Seventh Amendment Effective Date until the date the Administrative Agent or any Lender elects that any such property shall no longer constitute Excluded Property, each property set forth on Schedule 1.1(e).”
(f)    The definition of “Liquidity” is hereby amended by replacing “in favor of any Person” with “solely in favor of Persons”.

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(g)    The definition of “Permitted Junior Indebtedness” is hereby amended by (i) replacing “and” immediately before clause (b) thereof with “,” and (ii) replacing “.” at the end of thereof with “and (c) any Indebtedness permitted under Section 11.1(bb).”
(h)    The definition of “Revolving Commitment” is hereby amended by replacing “Fifth Amendment Effective Date is $1,400,000,000” with “Seventh Amendment Effective Date is $1,000,000,000” in the last sentence thereof.
(i)    The definition of “Security Documents” is hereby amended by (i) adding a new clause (f) to read “(f) the First Out Collateral Agency Agreement” and (ii) re-lettering former clause (f) as new clause (g).
(j)    The following definitions are hereby deleted in their entirety: “Consolidated First Lien Secured Debt”; “Fifth Amendment Covenant Period”; “First Lien Senior Secured Leverage Ratio”; and “Loan Documents”.
2.2    Amendment to Section 2.5. Subsection 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    The Borrower hereby promises to pay to the Administrative Agent, for the account of the Term Loan Lenders, equal quarterly installments, which shall be due and payable on last Business Day of each March, June, September and December, commencing September 30, 2019, in an amount equal to $12,500,000, with the outstanding principal balance of the Term Loans due and payable on the Maturity Date.”

2.3    Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“2.10 Increased Costs, Illegality, Etc.
(a) In the event that any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i) that, due to a Change in Law occurring at any time or after the Funding Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems

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material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or
(ii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lender shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.10(b), as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(i) or (ii)0, the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(ii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(i) or (ii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c) If, after the Funding Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Funding Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being

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understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Funding Date (except as otherwise set forth in the definition of Change in Law). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.”
2.4     Amendment to Section 2.16. Subsection 2.16(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    no such increase shall cause the aggregate increases in Commitments pursuant to this Section 2.16 to exceed the lesser of (a) $50,000,000 and (b) the positive difference if any between (i) the Borrowing Base and (ii) the sum of the Total Revolving Commitments and the Total Term Loans Commitments;”

2.5    Amendment to Article 2. Article 2 of the Credit Agreement is hereby amended by inserting the following new Section 2.17 to read as follows:
“2.17. Alternate Rate of Interest.
(a) If prior to the commencement of any Interest Period for a Borrowing of LIBOR Loans:
(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii) the Administrative Agent is advised by (x) in the case of a Revolving Borrowing of LIBOR Loans, the Majority Revolving Lenders or (y) in the case of a Term Loan Borrowing of LIBOR Loans, the Majority Term Loan Lenders, that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Revolving Lenders or Term Loan Lenders, as applicable, of making or maintaining their Revolving Loans or their Term Loans, as applicable, included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone or e-mail or other electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (A) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or

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continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective and (B) if any Notice of Borrowing requests a Borrowing of LIBOR Loans, such Borrowing shall be made as a Borrowing of ABR Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 14.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.17(b), only to the extent the LIBOR Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective, (y) if any Notice of Borrowing requests a Borrowing of LIBOR Loans, such Borrowing shall be made as a Borrowing of ABR Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
2.6    Amendment to Section 5.2.
(a)    Subsection 5.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(e)    Repayment of Loans Following Disposition of Non-Borrowing Base Properties. If the Borrower or any one of the other Credit Parties consummates a Disposition (other than (i) Dispositions valued in good faith by the Borrower at less than $1,000,000 individually or $10,000,000 in the aggregate for any fiscal year of the Borrower, (ii) Exploration and Development Dispositions for which any cash received is used to pay or reimburse costs and expenses incurred in the conduct of exploration and development operations in connection with the related Development Joint Venture, farm-ins or farm-outs,

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(iii) Dispositions of any non-Borrowing Base Properties (including net profits interests) to any Development Joint Venture (including any NPI JV) on or after the Sixth Amendment Effective Date for which the consideration received is reinvested in any Development Joint Venture (including any NPI JV) or in any of the Credit Parties’ Oil and Gas Properties and (iv) a Disposition of the Elk Hills Power Plant), to a Person other than the Borrower or any one of the other Credit Parties (x) of properties not constituting Borrowing Base Properties or (y) of any Stock or Stock Equivalents of any Subsidiary owning properties not constituting Borrowing Base Properties (each such Disposition, other than those listed in the foregoing clauses (i), (ii), (iii) or (iv), a “Non-Borrowing Base Disposition”), the Borrower shall:
(A) in the event the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition together with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date are less than or equal to $500,000,000, on the Business Day after receiving such proceeds (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 25% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which are less than or equal to $500,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (II) the sum of the then-outstanding Term Loans and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 25% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which are less than or equal to $500,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (y) the amount of the prepayment of Term Loans required by Section 5.2(e)(A)(1);
(B) in the event the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition together with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date are greater than $500,000,000, but less than or equal to $1,000,000,000, on the Business Day after receiving such proceeds (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 50% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $500,000,000 but are less than or equal to $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (II) the sum of the then-outstanding Term Loans and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 50% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $500,000,000 but are less than or equal to $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (y) the amount of the prepayment of Term Loans required by Section 5.2(e)(B)(1); or

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(C) in the event the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition together with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date are greater than $1,000,000,000, on the Business Day after receiving such proceeds (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 75% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (II) the sum of the then-outstanding Term Loans, and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 75% of the Net Cash Proceeds obtained from such Non-Borrowing Base Disposition which exceed $1,000,000,000 when aggregated with the aggregate Net Cash Proceeds for all other such Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date and (y) the amount of the prepayment of Term Loans required by Section 5.2(e)(C)(1); provided, that contemporaneously with any repayment of Revolving Loans made pursuant to Section 5.2(e)(C)(2), the Total Revolving Commitment shall be reduced by the amount of such repayment;
provided that in the event of a Disposition of the Elk Hills Power Plant, the Borrower shall (1) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (I) 50% of the Net Cash Proceeds obtained from such Disposition of the Elk Hills Power Plant and (II) the sum of the then-outstanding Term Loans and (2) repay the Revolving Loans in an aggregate principal amount equal to the positive difference, if any, between (x) 50% of the Net Cash Proceeds obtained from such Disposition of the Elk Hills Power Plant and (y) the amount of the prepayment of Term Loans required by clause (1) immediately above; provided further, notwithstanding the second proviso following Section 5.2(h), any such prepayment of Term Loans in connection with any Non-Borrowing Base Disposition or the Disposition of the Elk Hills Power Plant prepayment shall be applied in direct order of maturity among such Term Loans; provided further that, Net Cash Proceeds obtained from any Non-Borrowing Base Disposition or Disposition of the Elk Hills Power Plant that are not required to be applied to prepay the Loans pursuant to Section 5.2(e)(A), Section 5.2(e)(B) or Section 5.2(e)(C) above or the second foregoing proviso may be (x) used or reserved for a purpose permitted by Section 11.7(a)(i), (y) used or otherwise reserved for general corporate purposes (other than, for the avoidance of doubt, prepayment of any Indebtedness (excluding prepayment of First Out Obligations arising under the Credit Documents)) or (z) used or reserved to make O&G Expenditures.”
(b)    Subsection 5.2(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(g) Repayment of Loans Following Incurrence of Indebtedness. If the Borrower or any one of the other Credit Parties incurs any Indebtedness other than Revolving Loans, Permitted Refinancing Indebtedness and Indebtedness permitted under subsections (c) (to the extent the intercompany loan or advance is between two Credit Parties), (g), (j) and (m)

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of Section 11.1, the Borrower shall, on the Business Day after receiving such proceeds, (i) prepay the Term Loans at par in an aggregate principal amount equal to the lesser of (A) 100% of the Net Cash Proceeds obtained from such incurrence (minus at any time after the Seventh Amendment Effective Date, any Net Cash Proceeds used or reserved (for a period not to exceed four (4) calendar months) for a purpose permitted by Section 11.7(a)(ii)) and (B) the sum of the then outstanding Term Loans and (ii) repay the Revolving Loans with any such Net Cash Proceeds remaining after giving effect to the prepayment of Term Loans required by Section 5.2(g)(i); provided, further, that contemporaneously with any repayment of Revolving Loans made pursuant to Section 5.2(g)(ii), the Total Revolving Commitment shall be reduced by the amount of such repayment.”
(c)    Subsection 5.2(h) of the Credit Agreement is hereby deleted in its entirety and the subsequent clauses re-numbered accordingly.
2.7    Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following Section 9.25 at the end thereof.
“As of the Seventh Amendment Effective Date, Schedule 9.25 identifies all Mortgaged Property such that if such Mortgaged Property were located in a special flood hazard area, such Mortgaged Property would require flood insurance pursuant to the Flood Insurance Regulations.
2.8    Amendment to Section 10.3. Section 10.3 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“If any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) constitutes Mortgaged Property, each applicable Credit Party shall maintain in full force and effect flood insurance for such property, structures and contents in such amount and for so long as required by the Flood Insurance Regulations.”
2.9    Amendment to Section 10.10. Section 10.10 of the Credit Agreement is hereby amended by adding new clauses (g) and (h) to read as follows:
(g)    Within twenty (20) days of the Seventh Amendment Effective Date (or such longer period as the Majority Lenders may agree in their sole discretion), the applicable Credit Parties shall execute and deliver to the Administrative Agent Mortgages with respect to each property set forth on Schedule 9.25; provided that the Administrative Agent will provide five (5) Business Days’ advance notice to the Lenders before recording any Mortgages delivered in connection with this Section 10.10(g) and, absent an objection from any Lender by notice to the Administrative Agent of additional flood due diligence requirements with respect to such Mortgaged Properties, the Administrative Agent will proceed to record such Mortgages.
(h) Within twenty (20) days of the day on which the Administrative Agent provides notice to the Borrower of the election by the Administrative Agent or any Lender that a

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property listed on Schedule 1.1(e) shall no longer constitute Excluded Property (or such longer period as the Majority Lenders may agree in their sole discretion), the applicable Credit Parties shall execute and deliver to the Administrative Agent Mortgages with respect to each such property; provided that the Administrative Agent will provide five (5) Business Days’ advance notice to the Lenders before recording any Mortgages delivered in connection with any such election and, absent an objection from any Lender by notice to the Administrative Agent of additional flood due diligence requirements with respect to such Mortgaged Properties, the Administrative Agent will proceed to record such Mortgages.
2.10    Amendment to Section 11.1.    Section 11.1 of the Credit Agreement is hereby amended by (a) replacing “(aa)” in Subsection 11.1(y) with “(cc)”, (b) replacing “750,000,000” at the end of Subsection 11.1(z) with “150,000,000”, (c) deleting “and” at the end of Subsection 11.1(z), (d) replacing “.” at the end of Subsection 11.1(aa) with “;” and (e) adding new Subsections 11.1(bb) and 11.1(cc) to read as follows:
“(bb)    (1) First Out Substitute Facility Indebtedness in an aggregate outstanding principal amount not to exceed the positive difference between (x) the greater of (i) the Borrowing Base and (ii) $2,200,000,000 and (y) the Total Commitment (such amount, the “First Out Substitute Facility Cap”); provided that (i) such Indebtedness is subject to the Existing Intercreditor Agreement such that the lending parties under such Indebtedness are “Priority Lien Secured Parties” (as defined therein), (ii) such Indebtedness is subject to the First Lien Intercreditor Agreement such that the lending parties under such Indebtedness are “First Out Secured Parties” (as defined therein), (iii) is subject to a First Out Collateral Agency Agreement, (iv) has a maturity date (taking into account any adjustable features of the maturity date) that is not earlier than 91 days after the Maturity Date (determined at the time of issuance or incurrence of such Indebtedness), (v) is issued at market terms, as certified by an Authorized Officer of the Borrower in good faith, which certification may be made at the time that the documents governing such Indebtedness are entered into and (vi) may not be mandatorily prepaid prior to the repayment of the Term Loans (except regularly scheduled amortization payments not to exceed 1% annually of the original principal amount of such Indebtedness or as a result of a change of control or asset sale); provided, further, that the First Out Substitute Facility Credit Documents and the terms of such Indebtedness shall be (A) reasonably satisfactory to the Majority Lenders or (B) either (x) not materially more restrictive, taken as a whole, to the Borrower and its Subsidiaries, than the Credit Documents (or if materially more restrictive, the Lenders receive the benefit of the more restrictive terms which, for the avoidance of doubt, may be provided to the Lenders without consent) or (y) if more restrictive, then such more restrictive terms are only applicable after all of the First Out Obligations (other than First Out Obligations arising under the First Out Substitute Facility Credit Documents) then due shall have been indefeasibly paid in full in cash, in each case, as certified by an Authorized Officer of the Borrower in good faith and (2) any Permitted Refinancing Indebtedness issued or incurred to refinance such Indebtedness; and
(cc) Permitted Junior Refinancing Indebtedness.”

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2.11    Amendment to Section 11.2.
(a)    Subsection 11.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Liens arising under the (i) Credit Documents and (ii) First Out Substitute Facility Credit Documents, in each case, to secure the First Out Obligations (including Liens contemplated by Section 3.8); provided that the First Out Obligations secured by Liens arising under the First Out Substitute Facility Credit Documents shall not exceed the First Out Substitute Facility Cap;”
(b)    Section 11.2 of the Credit Agreement is hereby amended by (a) deleting “and” at the end of Subsection 11.2(aa), (b) replacing “.” at the end of Subsection 11.2(bb) with “; and” and (c) adding new Subsection 11.2(cc) to read as follows:
“(cc) Liens securing Permitted Junior Refinancing Indebtedness.”
2.12    Amendment to Section 11.4. The final paragraph of Subsection 11.4(a) shall be amended and restated in its entirety as follows:
“provided, however, that at least 75% (or with respect to Non-Borrowing Base Dispositions or a Disposition of the Elk Hills Power Plant under Section 11.4(a)(xiii) only, the respective percentage of cash necessary for the Borrower to satisfy its Loan prepayment obligations under Section 5.2(e)) of the consideration received by the Borrower or any Subsidiary in connection with a Disposition permitted under this Section 11.4(a) is in the form of cash (other than (A) any Disposition permitted under subsections (i), (iii)-(iv), (vii)-(ix), (xi), (xii) or (xv) of Section 11.4(a), (B) any Dispositions of net profits interests to any NPI JV on or after the Sixth Amendment Effective Date and (C) any Disposition consisting of (x) farm-in or farm-out transactions permitted under this Section 11.4(a) or (y) Proved Reserves disposed of to a Development Joint Venture (including an NPI JV); provided that (1) any portion of such Dispositions under clauses (B) or (C) (an “Exploration and Development Disposition”) constituting Borrowing Base Properties is subject to the terms of Section 11.4(a)(ii), (2) the PV-9, as set forth in the most recently delivered Reserve Report, of any such Borrowing Base Properties included in such Exploration and Development Disposition, is in the aggregate less than or equal to $250,000,000 during the term of this Agreement and (3) cash received in such Exploration and Development Disposition may be used to fund exploration and development operations); provided further that if the consideration for any Disposition (other than Dispositions referenced in clauses (A) (excluding any Disposition under subsection 11.4(a)(iii) made to a Subsidiary that is not a Credit Party), (B) and (C) above) equals or exceeds $100,000,000, such Disposition shall be for Fair Market Value and the determination of Fair Market Value shall be confirmed by an investment bank or made by an independent third-party reasonably acceptable to the Administrative Agent.”
2.13    Amendment to Section 11.5. Subsection 11.5(b) of the Credit Agreement is hereby amended by (a) deleting “and” at the end of Subsection 11.5(b)(xx), (b) replacing “.” at the end

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of Subsection 11.5(b)(xxi) with “; and” and (c) adding a new Subsection 11.5(b)(xxii) to read as follows:
“(xxii) Investments in office buildings or other similar commercial real property useful for the operations of the Borrower in an amount not to exceed $50,000,000 in the aggregate.”
2.14    Amendment to Section 11.7. Subsections 11.7(a) and 11.7(b) of the Credit Agreement are amended and restated in their entirety to read as follows:
“(a)    Except as permitted by Section 11.7(b), the Borrower shall not, and shall not permit the other Credit Parties to, make any prepayment, repurchase, redemption or defeasance of the Senior Notes, any Permitted Junior Indebtedness, Permitted Junior Refinancing Indebtedness or any Permitted Additional Debt (it being understood that payments of regularly scheduled cash interest in respect of, payment of principal on the scheduled maturity date of, the Senior Notes, Permitted Junior Indebtedness (only to the extent permitted under the definition thereof), Permitted Junior Refinancing Indebtedness or Permitted Additional Debt shall be permitted prior to maturity, as applicable), except the Borrower or any Credit Party, as applicable, may:
(i)    after giving effect to any prepayment of Loans required by Section 5.2(e) as the result of a Non-Borrowing Base Disposition or Disposition of the Elk Hills Power Plant, as applicable, prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness with an amount up to (w) for all Net Cash Proceeds obtained as consideration for a Non-Borrowing Base Disposition that total less than or equal to $500,000,000 when aggregated with all consideration obtained for Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date, 75% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness), (x) for all Net Cash Proceeds obtained as consideration for a Non-Borrowing Base Disposition that total greater than $500,000,000 but less than or equal to $1,000,000,000 when aggregated with all consideration obtained for Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date, 50% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness), (y) for all Net Cash Proceeds obtained as consideration for a Non-Borrowing Base

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Disposition that total greater than $1,000,000,000 when aggregated with all consideration obtained for Non-Borrowing Base Dispositions since the Seventh Amendment Effective Date, 25% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Non-Borrowing Base Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness) or (z) for all Net Cash Proceeds obtained as consideration for a Disposition of the Elk Hills Power Plant, 50% multiplied by the sum of (A) such Net Cash Proceeds and (B) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as consideration for such Disposition (such amount reduced by any portion of the total consideration for such Disposition received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness).
(ii)    prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness with an amount up to 100% multiplied by the sum of (x) Net Cash Proceeds plus (y) Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness obtained as proceeds, in each case of any incurrence of Indebtedness permitted under Section 11.1(aa) (such amount reduced by any portion of the total proceeds of such incurrence received by the Borrower or such other Credit Party in the form of Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness (which Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness may comprise up to 100% of such total proceeds));
(iii)    within four months of the date of any Non-Borrowing Base Disposition or the Disposition of the Elk Hills Power Plant, as applicable, prepay, repurchase, redeem or defease any Permitted Additional Debt, the Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness with the proceeds of Revolving Loans in an amount equal to the positive difference, if any, between (x) the amount of proceeds of such Non-Borrowing Base Disposition or such Disposition of the Elk Hills Power Plant that would be permitted to be used to prepay, repurchase, redeem or defease any Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness pursuant to Section 11.7(a)(i) and (y) the amount of proceeds of such Non-Borrowing Base Disposition or such Disposition of the Elk Hills Power Plant, as the case may be, that were previously used to prepay, repurchase, redeem or defease Permitted Additional Debt, Senior Notes Permitted Second Lien

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Indebtedness or Permitted Junior Refinancing Indebtedness pursuant to Section 11.7(a)(i); and
(iv)    prepay, repurchase, redeem, defease or exchange any Indebtedness for borrowed money at a discount to par with Net Cash Proceeds of the incurrence of, or exchange for, Indebtedness incurred under Section 11.1(cc).
provided that (1) after giving pro forma effect to such prepayment repurchase, redemption or defeasance, Liquidity is equal to $250,000,000 or greater, (2) no Event of Default has occurred and is continuing, (3) after giving pro forma effect to such prepayment, repurchase, redemption or defeasance and any related pro forma adjustment (including, without limitation, any substantially concurrent incurrence of Indebtedness or Disposition and with such pro forma adjustments including the recalculation of PV-10 on a pro forma basis), the Borrower is in pro forma compliance with the Financial Performance Covenants set forth in Section 11.11, (4) the principal amount of such Indebtedness is prepaid, repurchased, redeemed or defeased at a discount of 20% to par or greater (calculated for each prepayment, repurchase, redemption or defeasance on a weighted average basis giving effect (in addition to the discount in such prepayment, repurchase, redemption or defeasance) to any prior discount in prepayments, repurchases, redemptions or defeasances that have occurred from the first day of the calendar quarter in which such prepayment, repurchase, redemption or defeasance is consummated to the date such prepayment, repurchase, redemption or defeasance is consummated (it being understood that such calculation shall be made exclusive of any consideration paid to the holders of such Indebtedness in the form of Stock or the cash proceeds of Stock used to prepay, repurchase, redeem or defease such Indebtedness)) and (5) in the case of any prepayment, repurchase, redemption, defeasance or exchange with proceeds of Permitted Junior Refinancing Indebtedness after giving pro forma effect to such prepayment, repurchase, redemption or defeasance, there is no increase in the Consolidated Interest Charges. Notwithstanding anything to the contrary contained in this Section 11.7(a), the Borrower may use the proceeds of Revolving Loans to prepay, repurchase, redeem or defease up to $100,000,000 aggregate principal amount of 2020 Notes and 2021 Notes after the Seventh Amendment Effective Date. For the avoidance of doubt, for the purposes of this Section 11.7(a), the amount of any Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness shall be calculated using the Fair Market Value of such Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness at the time of the prepayment, repurchase, redemption or defeasance thereof;
(b) Notwithstanding the foregoing, nothing in Section 11.7(a) shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Administrative Agent instructing it not to make or permit the Borrower and/or the Subsidiaries to make any such repayment or prepayment, (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 11.1 after giving effect to such transfer or (iii) the prepayment, repurchase, redemption or other

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defeasance of the Senior Notes, any Permitted Junior Indebtedness, any Permitted Junior Refinancing Indebtedness or any Permitted Additional Debt (x) with the amount of the Net Cash Proceeds of the issuance or sale of Stock (other than Disqualified Stock) of the Borrower within four months of the issuance of such Stock (such amount, an “Equity Funded Prepayment”), (y) with the proceeds of Revolving Loans in an amount equal to the positive difference, if any, between an Equity Funded Prepayment and the amount of such Equity Funded Prepayment that are actually used to prepay, repurchase, redeem or defease Permitted Additional Debt, Senior Notes, Permitted Second Lien Indebtedness or Permitted Junior Refinancing Indebtedness pursuant to the foregoing clause (x) within four months of the related issuance of Stock or (z) in exchange for Stock (other than Disqualified Stock) of the Borrower; and”
2.15    Amendment to Section 11.11. Section 11.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Section 11.11 Financial Performance Covenants.
(a)    First Lien First Out Leverage Ratio. The Borrower will not permit the First Lien First Out Leverage Ratio as of the last day of each fiscal quarter of the Borrower to be greater than the ratio applicable to such fiscal quarter set forth below:

Fiscal Quarter Ending	First Lien First Out Leverage Ratio
September 30, 2017 through December 31, 2019	1.90 to 1.00
Thereafter	1.50 to 1.00

(b)    Interest Expense Ratio. The Borrower will not permit the Interest Expense Ratio as of the last day of each fiscal quarter of the Borrower to be less than 1.20 to 1:00.
(c)    First Lien Asset Coverage Ratio. The Borrower will not permit the First Lien Asset Coverage Ratio as of the last day of each fiscal quarter of the Borrower to be less than 1.20 to 1.00.
(d)    Liquidity. The Borrower will not permit Liquidity to be less than $150,000,000 as of the last day of each calendar month. Together with the delivery of the information required to be delivered pursuant to Section 10.15, the Borrower will deliver a certificate of an Authorized Officer certifying the amount of Liquidity as of the last day of the preceding calendar month and showing, in reasonable detail, supporting information and calculations reflecting the amount of such Liquidity.”

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2.16    Amendment to Section 12.3.    Subsection 12.3(a) of the Credit Agreement is hereby amended by (a) inserting “10.10(g),” immediately before “10.11(c)” contained therein and (b) deleting “Article” contained therein.
2.17    Amendment to Section 13.7. Section 13.7 of the Credit Agreement is hereby amended by replacing “Loan Documents” contained therein with “Credit Documents”.
2.18    Amendment to Section 14.1. Section 14.1 of the Credit Agreement is hereby amended by (a) inserting “(including, for the avoidance of doubt, Section 2.17)” immediately after “Except as expressly set forth in this Agreement” in the first sentence thereof, (b) inserting “the Maturity Date or” immediately after the second instance of “or extend” contained in clause (i) of the second proviso thereof and (c) replacing “final paragraph of Article 11.15” contained in clause (ii) of the second proviso thereof with “provisions of Article XII following Section 12.10”.
2.19    Amendment to Schedules. (a) Schedule 1.1(a) of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1.1(a) attached hereto, (b) Schedule 1.1(e) attached hereto is hereby added to the Credit Agreement as Schedule 1.1(e) thereto and (c) Schedule 9.25 attached hereto is hereby added to the Credit Agreement as Schedule 9.25 thereto.
2.20    Amendment to Exhibits. Exhibit L attached hereto is hereby added to the Credit Agreement as Exhibit L and the following reference thereto is hereby added to the list of “Schedules and Exhibits” at the end thereof: “Exhibit L: Form of First Out Collateral Agency Agreement”.
2.21    Amendment and Restatement of Security Documents. The Majority Lenders hereby direct the Administrative Agent on behalf of the Secured Parties to enter into the Security Agreement and the Pledge Agreement.
Section 3.    Effectiveness. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 3 is satisfied (the “Effective Date”):
3.1    The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of (a) this Amendment from the Borrower, each Guarantor and each Lender, (b) the First Out Collateral Agency Agreement from each of the parties party thereto, (c) the Security Agreement from each of the parties party thereto, (d) the Pledge Agreement from each of the parties party thereto and (e) priority confirmation joinders to each of the Existing Intercreditor Agreement and the First Lien Intercreditor Agreement.
3.2    The Administrative Agent shall have received an opinion by Sullivan & Cromwell LLP, as counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent.
3.3    As a concurrent condition to the occurrence of the Effective Date, the Borrower shall have (a) prepaid the outstanding Term Loans in the amount required to cause Total Term Loan Exposure to be no more than $200,000,000 and (b) repaid outstanding Revolving Loans in the amount equal to the remaining Net Cash Proceeds of First Out Substitute Facility Indebtedness

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after giving effect to the prepayment of outstanding Term Loans in clause (a), in each case, with the Net Cash Proceeds of the First Out Substitute Facility Indebtedness.
3.4    The Borrower shall have permanently reduced the Total Revolving Commitment by $400,000,000 pursuant to the terms of Section 4.2(a) of the Credit Agreement.
3.5    The Borrower shall have received Net Cash Proceeds of the First Out Substitute Facility Indebtedness in an amount not less than $900,000,000.
3.6    After giving effect to the transactions described in Sections 3.3 and 3.4 hereof, Liquidity shall not be less than $500,000,000.
3.7    The Administrative Agent shall have received (a) a “Life-of- Loan” Federal Emergency Standard Flood Hazard Determination with respect to any Real Property encumbered by any Mortgage with a structure (including any structure with at least two walls and a roof) or manufactured mobilehome and (b) if such Real Property is located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each relevant Credit Party, and (ii) evidence of flood insurance on such terms and in such amounts as required by the Flood Insurance Regulations reasonably satisfactory to each Lender.
3.8    The Borrower shall have paid (a) an amendment fee payable to the Administrative Agent for the account of each of the Revolving Lenders and Term Loan Lenders (including JPMorgan Chase Bank, N.A.) in an amount equal to 37.5 basis points on each such Revolving Lender’s Revolving Commitment and such Term Loan Lender’s Term Loan Commitment, as applicable, in effect on the Effective Date and (b) to the extent invoiced, all fees and other amounts due and payable on or prior to the Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
3.9    No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
Section 4.    Termination. If one or more of the conditions set forth in Section 3 hereof has not been satisfied on or before December 31, 2017 (the “Termination Date”), this Amendment shall automatically terminate on the Termination Date and shall be of no force or effect.
Section 5.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6.    Miscellaneous.
6.1    (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment;

22

(b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment; and (e) unless otherwise specified, each Lender’s executed signature page to this Amendment constitutes such Lender’s signature in all its capacities under the Credit Agreement.
6.2    Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Credit Documents (collectively “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Documents with respect to any Violations; (b) except for the amendments set forth herein, amend or alter any provision of the Credit Agreement, the other Credit Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.
6.3    The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Effective Date, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
6.4    This Amendment is a Credit Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.

23

6.5     THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

24

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	CALIFORNIA RESOURCES CORPORATION

By: /s/ Marshall D. Smith
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

GUARANTORS:
CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES LONG BEACH, INC.
CALIFORNIA RESOURCES PETROLEUM CORPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
CALIFORNIA RESOURCES TIDELANDS, INC.
SOUTHERN SAN JOAQUIN PRODUCTION, INC.
THUMS LONG BEACH COMPANY

	By:	/s/ Marshall D. Smith
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CALIFORNIA RESOURCES ELK HILLS, LLC CRC CONSTRUCTION SERVICES, LLC CRC SERVICES, LLC SOCAL HOLDING, LLC

By:	/s/ Marshall D. Smith
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CALIFORNIA RESOURCES WILMINGTON , LLC

By:	/s/ Marshall D. Smith
Name: Marshall D. Smith
Title: Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CRC MARKETING, INC.

By:	/s/ D. Adam Smith
Name: D. Adam Smith
Title: Assistant Secretary

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

ELK HILLS POWER, LLC

By:	/s/ Ivan Gaydarov
Name: Ivan Gaydarov
Title: Vice President and Treasurer of California Resources Corporation, the Sole Member of California Resource Elk Hills, LLC, its Sole Member

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

TIDELANDS OIL PRODUCTION COMPANY

By:	/s/ Ivan Gaydarov
Name: Ivan Gaydarov
Title: Vice President and Treasurer of California Resources Tidelands, Inc., its Managing Partner

CALIFORNIA RESOURCES COLES LEVEE, LLC

By:	/s/ Ivan Gaydarov
Name: Ivan Gaydarov
Title: Vice President and Treasurer

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CALIFORNIA RESOURCES COLES LEVEE, L.P.

By:	/s/ Ivan Gaydarov
Name: Ivan Gaydarov
Title: Vice President and Treasurer of California Resources Coles Levee, LLC, its General Partner

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By: /s/ Douglas A. Kravitz
Name: Douglas A. Kravitz
Title: Executive Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

BANK OF AMERICA, N.A., as Syndication Agent, Letter of Credit Issuer, Swingline Lender, Revolving Lender and Term Loan Lender

By: /s/ Edna Aguilar Mitchell
Name: Edna Aguilar Mitchell
Title: Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

THE BANK OF NOVA SCOTIA

By: /s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Royal Bank of Canada

By: /s/ Suzanne Kaicher
Name: Suzanne Kaicher
Title: Attorney-in-Fact

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

BARCLAYS BANK PLC

By: /s/ Salvatore Russo
Name: Salvatore Russo
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

HSBC Bank plc

By: /s/ Satwinder Sekhon
Name: Satwinder Sekhon
Title: Authorised Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CITIGROUP FINANCIAL PRODUCTS

By: /s/ Brian S. Broyles
Name: Brian S. Broyles
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

The Hartford Floating Rate Fund By: Wellington Management Company LLP, as investment adviser

By: /s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Managing Director & Counsel
The Hartford Floating Rate High Income Fund By: Wellington Management Company LLP, as investment adviser

By: /s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Managing Director & Counsel

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Sumitomo Mitsui Banking Corporation

By: /s/ Toshitake Funaki
Name: Toshitake Funaki
Title: General Manager

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

COMPASS BANK

By: /s/ Payton K. Swope
Name: Payton K. Swope
Title: Executive Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

GOLDMAN SACHS BANK USA

By: /s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

KeyBank, National Association

By: /s/ Stephen J. Jones
Name: Stephen J. Jones
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Christopher B. Gribble
Name: Christopher B. Gribble
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Michael A. Tribolet
Name: Michael A. Tribolet
Title: Managing Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

HSBC Bank USA, National Association, as Revolving Lender

By: /s/ Benjamin Halperin Name: Benjamin Halperin Title: Managing Director, Oil & Gas Coverage

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

DNB Capital LLC As Revolving Lender and Term Loan Lender

By: /s/ Kelton Glasscock
Name: Kelton Glasscock
Title: Senior Vice President

By: /s/ Robert Dupree
Name: Robert Dupree
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Branch Banking & Trust Company

By: /s/ Parul June
Name: Parul June
Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Intesa Sanpaolo S.P.A., - New York Branch

By: /s/ Neil Derfler
Name: Neil Derfler
Title: Relationship Manager – Vice President

By: /s/ Francesco Di Mario
Name: Francesco Di Mario
Title: Head of Credit – First Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

GOLDMAN SACHS LENDER PARTNERS LLC

By: /s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

MIZUHO BANK, LTD.

By: /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Morgan Stanley Bank, N.A.

By: /s/ Kevin Newan
Name: Kevin Newman
Title: Authorized Signatory

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Morgan Stanley Senior Funding, Inc.

By: /s/ Kevin Newman
Name: Kevin Newman
Title: Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Revolving Lender

By: /s/ Kevin Sparks
Name: Kevin Sparks
Title: Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

The Bank of New York Mellon

By: /s/ Peter W. Helt
Name: Peter W. Helt
Title: Managing Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

SOCIETE GENERALE

By: /s/ Diego Medina
Name: Diego Medina
Title: Director By: /s/ Jonathan Logan
Name: Jonathan Logan Title: Director

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

CITIBANK, N.A.

By: /s/ Phil Ballard
Name: Phil Ballard Title: Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

U.S. Bank National Association

By: /s/ Christopher D. Zumberge
Name: Christopher D. Zumberge Title: Senior Vice President

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

BP Energy Company

By: /s/ Timothy Yee
Name: Timothy Yee Title: Attorney-in-Fact

Signature Page
CALIFORNIA RESOURCES CORPORATION – Seventh Amendment

Schedule 1.1(a)
Revolving Commitments

Lender	Revolving Commitment
Bank of America, N.A.	$78,054,567.02
Citibank, N.A.	$78,054,567.02
Goldman Sachs Bank USA	$78,054,567.02
HSBC Bank USA, NA	$78,054,567.02
JPMorgan Chase Bank, N.A.	$78,054,567.02
The Bank of Tokyo - Mitsubishi UFJ, Ltd.	$78,054,567.02
U.S. Bank National Association	$78,054,567.02
Wells Fargo Bank, National Association.	$78,054,567.02
Morgan Stanley Bank, N.A.	$49,822,064.06
Bank of Nova Scotia	$33,214,709.38
Branch Banking and Trust Company	$33,214,709.38
Compass Bank	$33,214,709.38
DNB Capital LLC	$33,214,709.38
Mizuho Bank, Ltd.	$33,214,709.38
PNC Bank, National Association	$33,214,709.38
Société Générale	$33,214,709.38
Morgan Stanley Senior Funding, Inc.	$28,232,502.95
Intesa Sanpaolo S.p.A., New York Branch	$15,361,803.08
Keybank National Association	$15,361,803.08
Sumitomo Mitsui Banking Corporation	$15,361,803.08
The Bank of New York Mellon	$15,361,803.08
BP Energy Company	$3,558,718.85
Total	$1,000,000,000.00

Schedule 1.1(e)
Certain Excluded Property

Description	Latitude	Longitude	APN
Santa Clara Valley Gas Plant	34.38880000	-118.797000	057-0-080-135

Description	Address	City	County	APN
Gas Plant/Field Office	3824 Guiberson Rd	Fillmore	Ventura	057-0-080-135

Schedule 9.25*
Facilities
Number	Location Name	Latitude	Longitude	Parcel (APN)
1	LTS-2	35.28120000	-119.481000	158-090-17-00-7
2	Co-Gen Plant	35.27800000	-119.478000	158-090-17-00-7
3	34S-CS/3A Compressor Station (K138,k139,k140,k141)	35.27390000	-119.393800	159-270-07-00-7
4	CGP1	35.27800000	-119.478000	158-090-17-00-7
5	Elk Hills Power Plant	35.28060000	-119.470000	158-090-16-00-4
6	Kern Front - Section 23 Dehy Facilities	35.47059100	-119.039227	481-050-34-00-1
7	Lost Hills - Central Facilities	35.69817400	-119.794211	057-201-11-00
8	HPI compressor Plant (K23, K24, K25)	35.27900000	-119.476000	158-090-17-00-7
9	35R-Compressor Station (K80, K82, K83)	35.28150000	-119.482000	158-090-17-00-7
10	30R Compressor Station (K31, K70, K71, K32, K30, K29)	35.29200000	-119.539000	158-100-01-00-2
11	33S Compressor Station (R29, K59, R30)	35.27290000	-119.406000	159-280-04-00-1
12	36R-CS (K11/K13, K50/K51, K52)	35.27920000	-119.459000	158-090-04-00-9
13	18G Warehouse	35.23330000	-119.438900	298-170-01-00-4
14	23Z Dehydration Facility	35.29830000	-119.582700	157-210-19-00-0
15	ESOZ N2 Plant (ASU)	35.26390000	-119.374000	298-070-02-00-8
16	3G-CS Injection (K109, k110, K111, K112, K113)	35.25500000	-119.381000	298-070-01-00-5
17	29R Compressor Station1 (R34, K19, K20, R33)	35.29200000	-119.530000	158-100-02-00-5
18	31S Compressor Station (K123/K124)	35.27520000	-119.437000	159-280-06-00-7
19	CCF - Consolidated Control Facility	35.26520000	-119.482000	298-010-13-00-2
20	Sales Gas Quality Plant (CO2 Removal) (aka GTU2)	35.27870000	-119.473000	158-090-17-00-7
21	14Z FGP1	35.31249800	-119.573963	157-070-01-00-7
22	14Z Amine Facility	35.31250000	-119.574000	157-070-01-00-7
23	Emergency Services Building	35.26520000	-119.482000	298-010-13-00-2
24	Shiells Canyon CO2 Treating Plant	34.36960000	-118.871000	500-0-020-095
25	Grubb Compressor Station	34.32290000	-119.347000	060-0-300-075
26	Water Plant 3rd Grubb	34.32920000	-119.350000	060-0-300-075
27	Shiells H2O Trtmnt Plnt	34.37350000	-118.885000	500-0-020-095

* This list excludes any Buildings or Manufactured (Mobile) Homes (in each case as defined in the applicable Flood Insurance Regulation) that are not Mortgaged Property.

28	Bardsdale Wastewater Plant	34.36080000	-118.922000	108-0-080-115
29	GAS PROCESSING PLANT, 3P Gas Plant	36.05061976	-120.114000	038-050-002-000, 038-010-021-000
30	FACILITY - DEHY - NORTH UNIT - MOUNT POSO - TF18	35.60420000	-118.971000	074-090-09-00-3
31	FACILITY - LACT OIL SALES - MOUNT POSO	35.59711000	-118.968000	074-090-12-00-1
32	FACILITY - LACT OIL SALES - MOUNT POSO	35.59706216	-118.966000	074-090-21-00-7
33	FACILITY - MAIN PROCESS - MOUNT POSO	35.59766000	-118.966000	074-090-21-00-7
34	FACILITY - GAS PLANT - ROSE LEASE - GP10	35.62161961	-119.333000	059-280-57-00-6

* This list excludes any Buildings or Manufactured (Mobile) Homes (in each case as defined in the applicable Flood Insurance Regulation) that are not Mortgaged Property.

Schedule 9.25*
Offices

Number	Description of Location	Address	City	County	Parcel (APN)
1	Field Office	525 Colusa St.	Willows	Glenn	005-301-004-000
2	Admin Office	9600 Ming Avenue, Ste 300 (Bldg M)	Bakersfield	Kern	390-310-58-00-3, 390-310-63-00-7
3	Field Office	9522 Oilfield Rd (Kern Front)	Bakersfield	Kern	481-050-02-00-8
4	Field Office	28590 Hwy 119	Tupman (Unincorporated CDP)	Kern	298‐070‐05-00
5	Field Office	4809 Elk Hills Rd	Tupman (Unincorporated CDP)	Kern	298-010-13-00-2
6	Field Office	110 Skyline Blvd	Avenal	Kings	038-050-021-000
7	Field Office	20101 Goldenwest Street 822-7400	Huntington Beach	Orange	023-181-54
8	Field Office (Tenby)	595 South Wolff Rd	Oxnard	Ventura	218-0-011-025
9	Field Office	3055 West Pacific Coast Hwy (Grubb)	Ventura	Ventura	060-0-310-225

* This list excludes any Buildings or Manufactured (Mobile) Homes (in each case as defined in the applicable Flood Insurance Regulation) that are not Mortgaged Property.

Exhibit L
Form of First Out Collateral Agency Agreement

COLLATERAL AGENCY AGREEMENT

among
JPMORGAN CHASE BANK, N.A.,
as Existing Senior Administrative Agent,

[______],
as New Senior Administrative Agent,

The Several Grantors From Time To Time Party Hereto
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent

Dated as of November [_], 2017

COLLATERAL AGENCY AGREEMENT
THIS COLLATERAL AGENCY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), executed as of November [_], 2017 and effective as of the Effective Date (as defined below), is among JPMORGAN CHASE BANK, N.A., (“JPMorgan”) as administrative agent under the Existing Senior Credit Agreement (in such capacity and together with its successors in such capacity, the “Existing Senior Administrative Agent”), on behalf of itself, the Existing Senior Lenders and the other Existing Senior Secured Parties; [______], as administrative agent (in such capacity and together with its successors and any other administrative agent appointed by under the New Senior Credit Documents, in such capacity, each a “New Senior Administrative Agent” and collectively, the “New Senior Administrative Agents”), on behalf of itself, the New Senior Lenders and the other New Senior Secured Parties; each Additional Hedge Counterparty that becomes a party hereto after the date hereof; each of the undersigned grantors; the Additional Grantors; and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely as collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”).
RECITALS
1.California Resources Corporation, a Delaware corporation (the “Borrower”), has entered into that certain Credit Agreement dated as of September 24, 2014 (such Credit Agreement, as from time to time amended, supplemented, restated, modified, Replaced or refinanced in whole or in part, the “Existing Senior Credit Agreement”), among the Borrower, the Existing Senior Administrative Agent, the Existing Senior Lenders and the other Existing Senior Secured Parties from time to time party thereto, pursuant to which the Existing Senior Lenders and the other Existing Senior Secured Parties have agreed to advance funds and extend credit to the Borrower.
2.    Of even date herewith, the Borrower has entered into a Senior Secured Term Loan Agreement (as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “New Senior Credit Agreement”), among the Borrower, [___], as New Senior Administrative Agent and the New Senior Lenders from time to time party thereto, pursuant to which the New Senior Lenders have agreed to make term loans to the Borrower in an initial aggregate principal amount of $[1,000,000,000].
3.    Pursuant to that certain [Master Reaffirmation and Assignment and Assumption Agreement], dated as of the date hereof, the Existing Senior Administrative Agent has assigned all powers of attorney, liens, or security interests and all other rights and interests granted to it under the Security Documents (as defined under the Existing Senior Credit Agreement) to the Collateral Agent for the benefit of each of the Secured Parties.
4.    Of even date herewith, the undersigned Grantors and the Collateral Agent have entered into that certain Amended and Restated Security Agreement and that certain Amended and Restated Pledge Agreement, and that certain Amended and Restated Guaranty (each as from time to time amended, supplemented, restated, modified, replaced, collectively, the “GCA”) which shall be effective as of the date hereof.
5.    Within the timeline set forth in the New Senior Credit Agreement, certain of the undersigned Grantors and the Collateral Agent shall enter into certain mortgage amendments (the “Mortgage Amendments”), which shall be effective as of such future date. In addition, certain of the undersigned Grantors have entered into, or may from time to time enter into, additional Collateral Documents.
6.    The GCA has been amended as of even date herewith such that the Existing Senior Lenders shall retain their security interest in the Collateral (the “Priority Lien”) while the New Senior Lenders shall join into and share in the Priority Lien subject to the terms of this Agreement.
7.    The GCA provides and each of the Mortgage Amendments when executed shall provide, among other things, that the parties to the Existing Senior Credit Agreement and the New Senior Credit Agreement shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and the appointment of The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely as Collateral Agent.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1
DEFINITIONS AND TERMS OF CONSTRUCTION
1.1.    Certain Definitions. When used herein, and unless otherwise defined herein, terms and expressions defined in the GCA or in the Existing Senior Credit Agreement shall have the meanings specified in the GCA or the Existing Senior Credit Agreement, as applicable; and the following additional terms when used in this Agreement, including its preamble and recitals, shall, except as otherwise set forth in this Section or where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Accounts” has the meaning assigned to such term in Section 3.5(a).
“Additional Hedge Counterparty” means the hedge counterparty with respect to Hedging Obligations that has executed a Collateral Agency Hedge Counterparty Joinder.
“Administrative Agents” means, collectively, the Existing Senior Administrative Agent and the New Senior Administrative Agents.
“Agents” means, collectively, the Administrative Agents and any Additional Hedge Counterparty.
“Agreement” has the meaning set forth in the preamble hereto.

“Allocation Provisions” means the provisions set forth in Section 3.6.
“Borrower” has the meaning set forth in the recitals hereto.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York.
“Collateral Agency Hedge Counterparty Joinder” means with respect to the provisions of this Agreement relating to any Hedging Obligations, an agreement substantially in the form of Exhibit A.
“Collateral Agent” has the meaning set forth in the preamble hereto.
“Collateral Documents” means, collectively, the “Security Documents” (as defined in the Senior Credit Agreements).
“DIP Financing” has the meaning assigned to such term in Section 3.08(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 3.08(b).
“DIP Lenders” has the meaning assigned to such term in Section 3.08(b).
“Discharge of Existing Senior Obligations” means the occurrence of all of the following:
(a)    termination or expiration of all commitments to extend credit that would constitute Existing Senior Obligations;
(b)    payment in full in cash of the principal of and interest and premium (if any) on all Existing Senior Obligations (other than any undrawn letters of credit), including the payment in full in cash of all Post-Petition Interest with respect to the Existing Senior Obligations and, for the avoidance of doubt, all amounts drawn under letters of credit constituting Existing Senior Obligations for which the issuing bank has not been reimbursed by the Borrower;
(c)    discharge or cash collateralization in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit constituting Existing Senior Obligations and the aggregate fronting and similar fees which will accrue thereon through the stated expiry of such letters of credit;
(d)    payment of all obligations under Hedge Agreements constituting Hedging Obligations then due and payable (or, with respect to any particular Hedge Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Existing Senior Administrative Agent) pursuant to the terms of the Existing Senior Credit Agreement); and
(e)    payment in full in cash of all other Existing Senior Obligations, including without limitation, any obligations under Secured Cash Management Agreements, that are outstanding and unpaid at the time the Existing Senior Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);
provided that, if, at any time after the Discharge of Existing Senior Obligations has occurred, the Borrower enters into any Existing Senior Credit Document evidencing an Existing Senior Obligation, then such Discharge of Existing Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Existing Senior Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Existing Senior Obligations), and the obligations under such Existing Senior Credit Document shall automatically and without any further action be treated as Existing Senior Obligations for all purposes of this Agreement, including for purposes of the order of application of the proceeds of such Collateral set forth in Section 3.6, any New Senior Obligations shall be deemed to have been at all times New Senior Obligations and at no time Existing Senior Obligations.
“Effective Date” means the date on which (i) the conditions precedent to the “Closing Date” under the New Senior Credit Agreement have occurred and (ii) the conditions precedent to the “Effective Date” under the Seventh Amendment have occurred.
“Enforcement Threshold” means $50,000,000.
“Excess Existing Senior Obligations” means Obligations constituting Existing Senior Obligations for the amount of indebtedness (including letters of credit and reimbursement obligations) under the Existing Senior Credit Agreement and/or any other agreement pursuant to which Existing Senior Obligations have been issued to the extent that such Obligations for principal, letters of credit and reimbursement obligations are in excess of the amount in clause (a) of the definition of “Existing Senior Priority Cap.”
“Existing Senior Administrative Agent” has the meaning set forth in the preamble hereto.
“Existing Senior Credit Agreement” has the meaning set forth in the recitals hereto.
“Existing Senior Credit Documents” means the “Credit Documents” under the Existing Senior Credit Agreement.
“Existing Senior Lenders” means the Lenders under the Existing Senior Credit Agreement.
“Existing Senior Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor described in clause (a)(i) of the definition of “Obligations” in the Existing Senior Credit Agreement.
“Existing Senior Priority Cap” means, as of any date, the sum of (a) the positive difference, if any, between (I) the greater of (i) $4.0 billion, (ii) the Borrowing Base in effect at the time of incurrence of such indebtedness and (iii) 15% of the Consolidated Total Assets of the Borrower and the Subsidiaries and (II) the lesser of (x) the principal amount outstanding under the New Senior Credit Agreement (as defined in the First Lien Intercreditor Agreement) and the New Senior Credit

Agreement as of such date, including any capitalized interest paid in-kind as of such date and all interest and outstanding fees and fees, indemnifications, reimbursements and expenses as may be due pursuant to the terms of any New Senior Credit Agreement or New Senior Credit Agreement, and (y) $2.25 billion, plus (b) the amount of all Hedge Obligations arising under Secured Hedge Agreements, plus (c) the amount of all Cash Management Obligations arising under Secured Cash Management Agreements, plus (d) the amount of accrued and unpaid interest with respect to the principal amount described in clause (a) above (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations constitute Existing Senior Obligations, plus (e) fees, indemnifications, reimbursements and expenses as may be due pursuant to the terms of any Existing Senior Credit Documents.
“Existing Senior Secured Parties” means the “Secured Parties” under the Existing Senior Credit Agreement.
“GCA” has the meaning set forth in the recitals hereto.
“Indemnitee” has the meaning set forth in Section 4.1(b).
“Insolvency or Liquidation Proceeding” means:
(a)    any case commenced by or against the Borrower or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c)    any other proceeding of any type or nature including any composition agreement in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“New Senior Administrative Agents” has the meaning set forth in the preamble hereto.
“New Senior Credit Agreement” has the meaning set forth in the recitals hereto.
“New Senior Credit Documents” means the “Credit Documents” under the New Senior Credit Agreement and any other debt documents governing New Senior Obligations.
“New Senior Lenders” means the Lenders under the New Senior Credit Agreement.
“New Senior Obligation Purchasers” has the meaning assigned to such term in Section 3.10(a).

“New Senior Obligations” means the Indebtedness described in Section 11.1(bb) of the Existing Senior Credit Agreement.
“New Senior Secured Parties” means the “Secured Parties” or other term of similar import under the New Senior Credit Documents.
“Post-Petition Interest” means any interest, fees, expenses or other amounts that accrues or would have accrued after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
“Recovery” has the meaning assigned to such term in Section 3.11.
“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s affiliates.
“Replaces” means, in respect of any agreement or facility with reference to the Existing Senior Credit Agreement or the Existing Senior Obligations, that such agreement or facility refunds, refinances or replaces the Existing Senior Credit Agreement or the Existing Senior Obligations in whole and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Existing Senior Credit Agreement, in part.
“Secured Credit Documents” means collectively the Existing Senior Credit Documents and the New Senior Credit Documents.
“Secure Hedging Obligations” has the meaning given to the term “Hedging Obligations” in the Existing Senior Credit Agreement.
“Secured Obligations” means the Existing Senior Obligations and the New Senior Obligations.
“Secured Parties” means the Existing Senior Secured Parties and the New Senior Secured Parties.
“Senior Credit Agreements” means the Existing Senior Credit Agreement and the New Senior Credit Agreement.
“Standstill Period” has the meaning assigned to such term in Section 3.5(b).
1.2.    Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes”

and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Secured Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Secured Credit Document, shall be construed to refer to such Secured Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Secured Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Secured Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
ARTICLE 2
THE COLLATERAL AGENT
2.1.    Appointment and Authority. Each Agent hereby appoints The Bank of New York Mellon Trust Company, N.A. to act on its behalf as the Collateral Agent hereunder and under the Collateral Documents to which the Collateral Agent is a party and authorizes the Collateral Agent to take such actions on its behalf as are delegated to the Collateral Agent by the terms hereof or thereof.
2.2.    Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the Collateral Documents to which it is a party. Without limiting the generality of the foregoing, the Collateral Agent:
(a)    shall not be subject to any fiduciary duty, and no implied covenants or duties shall be read into this Agreement or into any other document against the Collateral Agent, regardless of whether a default under the Secured Credit Documents has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers;
(c)    shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its affiliates in any capacity;
(d)     shall have no responsibility for (i) perfecting, maintaining, monitoring,
(e)    shall not be required to become (whether legally (or of record) or beneficially or both) a member of any limited liability company, partner of any partnership, shareholder of any corporation or title holder or owner with respect to any other property in connection with the exercise of any remedy with respect to collateral security; nor shall it be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Collateral Agent;
(f)    shall not be liable for interest on any money received by it or required to segregate any funds held by it pursuant hereto or to the Collateral Documents from other funds, except to the extent required by law;
(g)    shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Agreement or the Collateral Documents;
(h)    in the event of any dispute concerning any funds held by it hereunder or under the Collateral Documents, may deposit such funds with any court having jurisdiction in an interpleader proceeding and, following such deposit, shall have no further liability, duty or obligation with respect to such funds;
(i)    shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Collateral Documents arising out of or caused,
(j)    shall not be responsible for or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of
The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Administrative Agents or (ii) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any default under the Secured Credit Documents unless and until written notice describing such default is given to the Collateral Agent by the Borrower or an Agent.
The Collateral Agent shall be fully justified in failing or refusing to take any action under this

In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or
The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any Secured Party or any Grantor in or in connection with this Agreement or any other Secured Credit Document, (ii) the contents of any notice, instruction, certificate, report or other document delivered by any Secured Party or any Grantor hereunder (whether pursuant to Section 2.3 or 3.1 hereof or otherwise) or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default under a Secured Credit Document or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Secured Credit Document or any other agreement, instrument or document.
2.3.    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent, at the Grantors’ expense, may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
2.4.    Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Collateral Document by or through any one or more sub‑agents appointed by the Collateral Agent, and the Collateral Agent shall not be responsible for the misconduct or negligence of any such agent or sub-agent appointed with due care. The Collateral Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, and the rights, protections and immunities granted to the Collateral Agent shall inure to the benefit of such Related Parties.
Notwithstanding any other provision of this Agreement or the Collateral Documents, upon receipt of any instruction from any Administrative Agent to take any action hereunder, instead of taking such action itself, the Collateral Agent may appoint such Administrative Agent to take such action on behalf and as a sub-agent of the Collateral Agent, and such Administrative Agent will accept such appointment provided that such Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that the Administrative Agent is required to exercise as directed in writing by the Collateral Agent, provided that such Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent to liability or that is contrary to any Secured Credit Document, other agreement or applicable law. Following such appointment, the Collateral Agent shall have no further responsibility to take action itself with respect to such instruction (except through such sub-agent), and the Collateral Agent shall have no responsibility or liability for any cost or expense incurred by such Administrative Agent in the course of acting as the Collateral Agent’s sub-agent, nor shall the Collateral Agent have any responsibility or liability for any misconduct or negligence on the part of the Administrative Agent.
2.5.    Resignation of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in this Section and the acceptance of such appointment by the successor Collateral Agent, the Collateral Agent may at any time give notice of its resignation to the Administrative Agents and the Borrower. Upon receipt of any such notice of resignation, the Administrative Agents shall have the right, in consultation with the Borrower unless an Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in New York, or an affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Administrative Agents and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above or may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 2.5 has accepted its appointment as Collateral Agent and the provisions of this Section 2.5 have been satisfied. Notwithstanding the foregoing, the Collateral Agent may be removed upon 30 days notice for any reason at the discretion of the Administrative Agents, and the Administrative Agents shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Administrative Agents appoint a successor agent as provided for above. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations as Collateral Agent hereunder or under the other Collateral Documents. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Collateral Documents, the provisions of this Article and Section 4.1 shall continue in effect for the benefit of such retiring Collateral Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.
2.6.    Successor Collateral Agent by Merger, etc. If The Bank of New York Mellon Trust Company, N.A. consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or other entity, the successor corporation or other entity without any further act shall be the successor Collateral Agent, provided that, in the case of a transfer of all or substantially all of its corporate trust business to another corporation or other entity, the transferee expressly assumes all of the Collateral Agent’s rights, benefits, duties and obligations hereunder.
2.7.    Non-Reliance on Collateral Agent. Each Agent and each other Secured Party acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Agent or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.
2.8.    Guaranty and Collateral Matters. Collateral may be released from the lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided by the other Secured Credit Documents. Upon the request of the Borrower and the direction at the time by an Administrative Agent, in connection with any transaction otherwise permitted under the Secured Credit Documents (as evidenced by an opinion of counsel from the Borrower on which the Collateral Agent may conclusively rely), the Collateral Agent will release (a) Collateral that is sold, conveyed or disposed of (or whose owner ceases to be a subsidiary) and (b) Collateral of Guarantors that cease to be Grantors or otherwise cease to be required to be Guarantors under the Secured Credit Documents, in each case, pursuant to a transaction permitted by this Agreement and the Secured Credit Documents (evidenced by the aforesaid opinion of counsel on which the Collateral Agent shall rely). Upon receipt of such request and direction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments delivered to it and reasonably request of it relating to the termination, satisfaction or release to release any liens on Collateral that is disposed of (or whose owner ceases to be a subsidiary) or on Collateral of Guarantors that cease to be Grantors or otherwise cease to be required to be Guarantors under the Secured Credit Documents, in each case, pursuant to a transaction permitted by the Secured Credit Documents.
2.9.    Compensation. The Grantors jointly and severally will pay to the Collateral Agent for its acceptance of this Agreement and services hereunder and under the Collateral Documents such compensation as Borrower and the Collateral Agent shall from time to time agree in writing.
ARTICLE 3
COLLATERAL MATTERS
3.1.    Information from Combined Lenders. From time to time following notice of any instructions given to the Collateral Agent under Section 3.5, or upon the request of the Collateral Agent, each Agent (including each Additional Hedge Counterparty) shall promptly provide the Collateral Agent with a written statement of the amount of the Secured Hedging Obligations held by it or the Secured Obligations owed to the Secured Parties on whose behalf it acts (as applicable) together with information calculating such amount in reasonable detail.
3.2.    Election to Pursue Remedies.
(a)    The amounts payable by the Borrower to each Secured Party at any time under any of the Secured Credit Documents to which such Secured Party is a party shall be separate and independent debts. Each Agent agrees that each Secured Party shall be entitled to enforce any right arising out of the applicable Secured Credit Documents to which it is a party, subject to the terms hereof and thereof. For the avoidance of doubt and subject to the terms of the applicable Secured Credit Documents, any Secured Party may cancel its commitment, if applicable, under any applicable Secured Credit Document or accelerate any obligations or any portion thereof owed to such Secured Party. Notwithstanding anything to the contrary in the Secured Credit Documents or Collateral Documents, no Secured Party other than the

Collateral Agent or its sub-agent shall have the right individually to realize upon any liens granted under the Collateral Documents or to otherwise enforce or exercise any remedy against the Collateral in respect of the Secured Credit Documents, it being understood and agreed that such remedies may be exercised only by the Collateral Agent for the benefit of Secured Parties.
(b)    Subject to Sections 3.3, 3.4 and 3.5, at the direction of an Administrative Agent, the Collateral Agent shall take itself or through its agent any and all actions provided for in the Secured Credit Documents or Collateral Documents relating to the pursuit of remedies, including the foreclosure or disposition of Collateral, if any, pursuant to this Article. Each Agent (including each Additional Hedge Counterparty) agrees that it will undertake to perform, and comply with, any instructions provided to it by the Collateral Agent, provided, that such instructions are not inconsistent with, or contrary to, the terms and provisions of this Agreement and provided that such Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that such Agent is required to exercise as directed in writing by the Collateral Agent, provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Secured Credit Document, other agreement or applicable law. For the avoidance of doubt, in no event shall the Collateral Agent have any responsibility or liability for any negligence or misconduct on the part of any Agent appointed by it hereunder or under the Collateral Documents.
3.3.    Duty of the Collateral Agent. Beyond its duties expressly provided under this Agreement or in any other Collateral Document and its duties to account to the Secured Parties and/or the Grantors for monies and other property received by the Collateral Agent hereunder or under any other Collateral Document or Secured Credit Document, the Collateral Agent shall not have any implied duty as to any Person or property (whether or not the same constitutes Collateral) in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
3.4.    Release of Amounts Held As Cash Collateral. If (a) any amounts are held on deposit with any Existing Senior Secured Party as cash collateral for any Senior Secured Obligation in respect of Letters of Credit (as defined in the Existing Senior Credit Agreement), (b) such Letter of Credit has been cancelled or otherwise terminated and (c) any Event of Default exists, then any such funds shall be distributed to the Existing Senior Administrative Agent.
3.5.    Enforcement of Priority Liens.
(a)    Except as provided in Section 3.5(b), prior to the Discharge of Existing Senior Obligations, the New Senior Administrative Agent, for itself and on behalf of each New Senior Secured Party, hereby agrees that none of the New Senior Administrative Agent or any other New Senior Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any New Senior Credit Document, applicable law or otherwise (including but not limited to any right of setoff or under the Existing Intercreditor Agreement or the First Lien Intercreditor Agreement), it being agreed that only the Existing Senior Administrative Agent, acting in accordance with the applicable Existing Senior Credit Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the New Senior Administrative Agent or any other New Senior Secured Party. In exercising rights and remedies with respect to the Collateral, the Existing Senior Administrative Agent and the other Existing Senior Secured Parties may enforce the provisions of the Existing Senior Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any New Senior Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition or in connection with care or preservation of the Collateral and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code (including the right to credit bid) or any other applicable or Bankruptcy Law. Without limiting the generality of the foregoing, the Existing Senior Administrative Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The New Senior Administrative Agent, for itself and on behalf of the other New Senior Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any New Senior Credit Document shall be deemed to restrict in any way the rights and remedies of the Existing Senior Administrative Agent or the other Existing Senior Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, nothing herein shall limit the right or ability of the New Senior Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Existing Senior Administrative Agent to the extent that, and so long as, the Discharge of Existing Senior Obligations occurs immediately after giving effect thereto, (ii) file a proof of claim with respect to the New Senior Obligations, (iii) take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of the Collateral Agent’s Lien on, the Collateral or (iv) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the New Senior Secured Parties or the avoidance of any Priority Lien securing such New Senior Obligations.
(b)    Prior to the Discharge of Existing Senior Obligations and both before and during an Insolvency or Liquidation Proceeding after the earlier of (i) the Total Revolving Commitment (or if the Revolving Commitments have been terminated, the Total Revolving Exposure) under the Existing Senior Credit Agreement is less than the Enforcement Threshold or (ii) 135 days have elapsed (which period will be tolled during any period in which the Existing Senior Administrative Agent is not entitled, on behalf of the Existing

Senior Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (a) any injunction issued by a court of competent jurisdiction or (b) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the New Senior Administrative Agent has delivered to the Existing Senior Administrative Agent written notice of the acceleration of any New Senior Obligations (the period prior to such date, “Standstill Period”), the New Senior Administrative Agent and the other New Senior Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, that notwithstanding the expiration of the Standstill Period or anything in the New Senior Credit Documents to the contrary, in no event may the New Senior Administrative Agent or any other New Senior Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Existing Senior Administrative Agent on behalf of the Existing Senior Secured Parties or any other Existing Senior Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral (prompt written notice thereof to be given to the New Senior Administrative Agent by the Existing Senior Administrative Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Existing Senior Administrative Agent nor any other Existing Senior Secured Party shall have commenced and be diligently pursuing (or shall have sought, and requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral, and the New Senior Administrative Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding in respect of such rights and remedies, then for so long as the New Senior Administrative Agent is diligently pursuing such rights and remedies, none of any Existing Senior Secured Party or the Existing Senior Administrative Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding (provided that during such period the Existing Senior Administrative Agent may take any of the actions the New Senior Administrative Agent is permitted to take during the Standstill Period). Nothing contained in this Section 3.5(b) shall relieve the New Senior Administrative Agent or any New Senior Secured Party of its obligations under Section 3.5(d).
(c)    Except as expressly provided in and subject to Section 3.5(a), Section 3.5(b) and Section 3.8, the New Senior Administrative Agent, for itself and on behalf of each New Senior Secured Party, agrees that each New Senior Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is to give such New Senior Secured Party any preference or priority relative to, the Existing Senior Secured Parties with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Existing Senior Obligations or Existing Senior Credit

Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Existing Senior Secured Party or the Existing Senior Administrative Agent acting on their behalf, (iv) shall have no right to (A) direct the Existing Senior Administrative Agent or any other Existing Senior Secured Party exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Existing Senior Administrative Agent or any other Existing Senior Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Existing Senior Administrative Agent or other Existing Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Existing Senior Administrative Agent nor any other Existing Senior Secured Party shall be liable to any of the New Senior Secured Parties for, any action taken or omitted to be taken by the Existing Senior Administrative Agent or other Existing Senior Secured Party with respect to any Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Existing Senior Administrative Agent or any Existing Senior Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; provided that nothing herein shall limit the rights of any New Senior Secured Party to enforce the terms of this Agreement. The Existing Senior Administrative Agent, for itself and on behalf of each Existing Senior Secured Party, agrees that each Existing Senior Secured Party (x) will not challenge or question in any proceeding the validity or enforceability of any New Senior Obligations or New Senior Credit Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement and (y) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any New Senior Secured Party or the New Senior Administrative Agent acting on their behalf to the extent such sale, transfer or other Disposition is permitted by the terms of this Agreement.
(d)    Payment Over. The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, hereby agrees that if any New Senior Secured Party shall obtain possession of any Collateral or shall realize any Proceeds or payment in respect of any Collateral, pursuant to any rights or remedies with respect to the Collateral under any New Senior Credit Document or on account of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of Existing Senior Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, Proceeds or payment in trust for the Existing Senior Administrative Agent and the other Existing Senior Secured Parties and transfer such Collateral, Proceeds or payment, as the case may be, to the Existing Senior Administrative Agent as promptly as practicable; provided that nothing herein shall limit the rights of the New Senior Secured Parties to receive the payments of principal, interest, fees and other amounts under the New Senior Documents so long as such payment is not the result of any exercise of remedies by any New Senior Secured Party with respect to the Collateral or a payment in respect of Collateral or the New Senior Secured Parties realizing any Proceeds in respect of Collateral. For the avoidance of doubt, any Proceeds received by any of the New Senior Secured Parties in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. Furthermore, the New Senior Administrative Agent shall, at the Grantors’ expense, promptly send written notice to the Existing Senior Administrative Agent upon receipt of such Collateral, Proceeds or payment not permitted hereunder by any New Senior Secured Party and if directed by the Existing Senior Administrative Agent within five (5) days after receipt by the Existing Senior Administrative Agent of such written notice, shall deliver such Collateral, Proceeds or payment to the Existing Senior Administrative Agent in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Existing Senior Administrative Agent is hereby authorized to make any such endorsements as agent for the New Senior Administrative Agent or any other New Senior Secured Party. The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Existing Senior Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Existing Senior Administrative Agent any such Collateral, Proceeds or payment not permitted hereunder received by it and then in its possession or under its direct control in respect of any such Existing Senior Collateral and shall promptly turn any such Collateral then held by it over to the Existing Senior Administrative Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Existing Senior Obligations. All Priority Liens will remain attached to and enforceable against all Proceeds so held or remitted, subject to the priorities set forth in this Agreement. At any time prior to the commencement of an Insolvency or Liquidation Proceeding, anything contained herein to the contrary notwithstanding, this Section 3.5(d) shall not apply to any Proceeds of Collateral realized in a transaction not prohibited by the Existing Senior Credit Documents and as to which the possession or receipt thereof by the New Senior Administrative Agent or any other New Senior Secured Party is otherwise permitted by the Existing Senior Credit Documents.
(e)    Notwithstanding anything to the contrary contained in this Agreement, to the extent Sections 3.5(a) through (d) above (i) prohibit an Administrative Agent or other Secured Party from taking any action or forbearing from taking any action, such Administrative Agent or such other Secured Party shall also be prohibited from directing the Collateral Agent to take, or forbear from taking, such action, as applicable and (ii) permit or require an Administrative Agent or other Secured Party to take any action or forbear from taking any action and such Administrative Agent or such other Secured Party takes such action, or forbears from taking such action, as applicable, such Administrative Agent or such other Secured Party shall be deemed to have done so in its capacity as a sub-agent of the Collateral Agent.
3.6.    Application of Proceeds. Except as set forth in Section 3.4, all proceeds of Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Collateral in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral, or any other distribution on account of the Collateral (other than any mandatory prepayments in accordance with the terms of both the Secured Credit Documents), in all such cases whether or not pursuant to an Insolvency and Liquidation Proceeding (including for the avoidance of doubt pursuant to a plan of reorganization or similar dispositive restructuring plan), shall be distributed as follows after payment to the Collateral Agent of the Collateral Agent’s compensation, expenses and indemnities due hereunder:
(a)    first, to the Existing Senior Administrative Agent for application to the Existing Senior Obligations that are not Excess Existing Senior Obligations in accordance with the Existing Senior Credit Documents,
(b)    second, to the New Senior Administrative Agents for application to the New Senior Obligations in accordance with the New Senior Credit Documents, until the New Senior Obligations are repaid in full and in cash (and if there is more than one New Senior Administrative Agent at such time, to each New Senior Administrative Agent pro rata in accordance with the amount of the New Senior Obligations held by the New Senior Secured Parties represented by such New Senior Administrative Agent at such time),
(c)    third, to the Existing Senior Administrative Agent for application to the Excess Existing Senior Obligations in accordance with the Existing Senior Credit Documents until the Discharge of the Existing Senior Obligations has occurred, and
(d)    fourth, to the Borrower or as otherwise required by the Existing Intercreditor Agreement or the First Lien Intercreditor Agreement, or by applicable law.
3.7.    Powers of the Collateral Agent.
(a)    The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by the Administrative Agents in accordance with the provisions of this Agreement.
(b)    No Secured Party will have any liability whatsoever for any act or omission of the Collateral Agent nor will the Collateral Agent have any liability for any act or omission of any Administrative Agent or other Secured Party, whether as a sub-agent of the Collateral Agent or otherwise.
3.8.    Certain Agreements With Respect to Insolvency or Liquidation Proceedings.

(a)    The parties hereto acknowledge that this Agreement is a “subordination agreement” under New York law, New York UCC 9-339 and Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Borrower or any subsidiary of the Borrower. All references in this Agreement to the Borrower or any subsidiary of the Borrower or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.
(b)    If the Borrower or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the New Senior Administrative Agent, for itself and on behalf of each New Senior Secured Party, agrees that neither it nor any other New Senior Secured Party will raise any objection, contest or oppose, and each New Senior Secured Party will waive any claim such Person may now or hereafter have, to any such DIP Financing or to the Liens on the Collateral securing such DIP Financing (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Existing Senior Administrative Agent or the Existing Senior Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (A) the amount of Existing Senior Obligations refinanced with the proceeds thereof (not including the amount of any Excess Existing Senior Obligations) and (B) the greater of (I) $475 million and (II) 15% of the sum of (x) the aggregate amount of indebtedness for borrowed money constituting principal outstanding under the Existing Senior Credit Documents plus (y) the aggregate face amount of any letters of credit issued and outstanding under the Existing Senior Credit Documents on the date of the commencement of such Insolvency or Liquidation Proceeding, or (iii) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are (x) senior to the Liens on the Collateral securing the Secured Obligations, the New Senior Administrative Agent will, for itself and on behalf of the other New Senior Secured Parties, (A) agree to permit the Collateral Agent to subordinate the Liens on the Collateral securing the New Senior Obligations to the DIP Financing Liens on the terms to which the Existing Senior Administrative Agent has agreed to subordinate the Existing Senior Obligations and (B) confirm that such Collateral shall be subject to the Allocation Provisions and (y) pari passu to the Liens on the Collateral securing the Secured Obligations, the New Senior Administrative Agent will, for itself and on behalf of the other New Senior Secured Parties, confirm that such Collateral shall be subject to the Allocation Provisions, in each case so long as the Collateral Agent, on behalf of the New Senior Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding.

(c)    Prior to the Discharge of Existing Senior Obligations, without the consent of the Existing Senior Administrative Agent, in its sole discretion, the New Senior Administrative Agent, for itself and on behalf of each New Senior Secured Party agrees not to propose, support or enter into any DIP Financing.
(d)    The New Senior Administrative Agent, for itself and on behalf of each New Senior Secured Party agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) and if requested, will consent to a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Existing Senior Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral provided that (i) all Liens securing the Secured Obligations will attach to the proceeds of the sale subject to the Allocation Provisions or (ii) the net cash proceeds of any Disposition under Section 363(b) of the Bankruptcy Code are permanently applied to the DIP Financing or to the Secured Obligations pursuant to the Allocation Provisions.
(e)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party waives any claim that may be had against the Existing Senior Administrative Agent or any other Existing Senior Secured Party arising out of any DIP Financing Liens or administrative expense priority under Section 364 of the Bankruptcy Code (in each case that is granted in a manner that is consistent with this Agreement).
(f)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, agrees that neither the New Senior Administrative Agent nor any other New Senior Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief), including for payment of Post-Petition Interest, based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Existing Senior Administrative Agent or any other Existing Senior Secured Party for adequate protection, including for payment of Post-Petition Interest, or (ii) any objection by the Existing Senior Administrative Agent or any other Existing Senior Secured Party to any motion, relief, action or proceeding based on the Existing Senior Administrative Agent or Existing Senior Secured Parties claiming a lack of adequate protection, provided that:
(A)    The Existing Senior Administrative Agent, for itself on behalf of each other Existing Senior Secured Party, covenants and agrees that to the extent the Existing Senior Administrative Agent or any other Existing Senior Secured Party seeks and obtains relief granting adequate protection in the form of a replacement lien, adequate protection payments or additional collateral granted to, or for the benefit of, the Existing Senior Secured Parties, then such party shall, and shall take all action necessary to cause the Existing Senior Administrative Agent and the Collateral Agent to, provide the benefits of such relief to the New Senior Secured Parties (on the terms and subject to the conditions of this Agreement, including the Allocation Provisions);
(B)    the New Senior Secured Parties may freely seek and obtain relief granting adequate protection in the form of superpriority claims to the same extent granted to the Existing Senior Secured Parties (on the terms and subject to the conditions of this Agreement, including the Allocation Provisions); and
(C)    the New Senior Secured Parties may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Existing Senior Obligations.
(g)    To the extent the New Senior Obligations and the Existing Senior Obligations are classified in the same class under a plan of reorganization, the New Senior Administrative Agent, for itself and on behalf of each of the other of the New Senior Secured Parties waives any claim it or any such other New Senior Secured Party may now or hereafter have against the Existing Senior Administrative Agent or any other Existing Senior Secured Party (or their representatives) arising out of any election by the Existing Senior Administrative Agent or any Existing Senior Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.
(h)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the New Senior Administrative Agent nor any other New Senior Secured Party shall support or vote to accept any plan of reorganization of the Borrower or any other Grantor unless (i) such plan is accepted by the Existing Senior Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the Discharge of Existing Senior Obligations on the effective date of such plan of reorganization or (ii) (A) such plan provides on account of the Existing Senior Obligations for the retention by the Collateral Agent, for the benefit of the Secured Parties, of the Liens on the Collateral securing the Secured Obligations, and on all proceeds thereof whenever received, and (B) the New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, has agreed in writing (in a manner satisfactory to the Existing Senior Secured Parties holding at least a majority in aggregate principal amount of Existing Senior Obligations) that the New Senior Obligations shall benefit from such Liens subject to the Allocation Provisions. Except as provided herein, the New Senior Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
(i)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, agrees that neither the New Senior Administrative Agent nor any other New Senior Secured Party shall seek relief (or support any other party seeking relief), pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or

Liquidation Proceeding in respect of the Collateral without the prior written consent of the Existing Senior Administrative Agent.
(j)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, agrees that neither the New Senior Administrative Agent nor any other New Senior Secured Party shall oppose or seek to challenge any claim by the Existing Senior Administrative Agent or any other Existing Senior Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Existing Senior Obligations consisting of Post-Petition Interest or cash collateralization of all letters of credit to the extent of the value of the Liens securing the Secured Obligations (it being understood that such value will be determined without regard to the existence of the New Senior Obligations).
(k)    Without the express written consent of the Existing Senior Administrative Agent, none of the New Senior Administrative Agent or any other New Senior Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Existing Senior Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
(l)    Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each Administrative Agent for themselves and on behalf of their respective Secured Parties agrees that, any distribution or recovery they may receive in respect of any Collateral (including assets that would constitute Collateral but for such determination) shall be segregated and held in trust and forthwith paid over to the Collateral Agent in the same form as received without recourse, representation or warranty (other than a representation of such Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct in order to comply with the Allocation Provisions.
(m)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party, hereby agrees that the Existing Senior Administrative Agent shall have the right to credit bid the Existing Senior Obligations and further that none of the New Senior Administrative Agent or any other New Senior Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Existing Senior Administrative Agent. The New Senior Secured Parties may credit bid, or instruct the New Senior Administrative Agent to credit bid the New Senior Obligations in accordance with Sections 363(k) or 1129 of the Bankruptcy Code or any other applicable law, only if such bid includes a cash payment sufficient to provide for the Discharge of Existing Senior Obligations and the Discharge of Existing Senior Obligations occurs immediately after giving effect to such credit bid, or if the Existing Senior Administrative Agent otherwise consents in writing.

(n)    Without the consent of the Existing Senior Administrative Agent in its sole discretion, the New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party agrees neither the New Senior Administrative Agent nor any New Senior Secured Party shall commence or join with any parties to commence an involuntary bankruptcy petition for the Borrower or any of its subsidiaries, or support entry of an order for relief in any involuntary bankruptcy proceedings against the Borrower or any of its subsidiaries, or seek the appointment of an examiner or a trustee for the Borrower or any of its subsidiaries.
(o)    The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Existing Senior Secured Party or any of the Collateral.
(p)    The Borrower, each Grantor, the Existing Senior Administrative Agent (on behalf of each Senior Secured Party) and the New Senior Administrative Agent (on behalf of each New Senior Secured Party) acknowledges that one or more creditor groups with a single lien on common collateral but with different payment allocations may be classified separately under Section 1122 of the Bankruptcy Code. It is the intent of the parties that because of their differing payment allocations as set forth in Section 3.6, each of the Existing Senior Obligations, on the one hand, and the New Senior Obligations, on the other hand, are fundamentally different from one another and shall be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of any of the Existing Senior Secured Parties, on the one hand, and the New Senior Secured Parties, on the other hand, constitute claims in the same class (rather than separate classes of secured claims), then the New Senior Secured Parties hereby acknowledge and agree (x) to vote to reject such plan of reorganization or similar dispositive restructuring plan unless the Existing Senior Secured Parties holding greater than half in number and two-thirds in amount of the Existing Senior Obligations agree to accept such plan or such plan provides for the Discharge of Existing Senior Obligations, (y) that all distributions from or on account of the Collateral shall be made in accordance with the Allocation Provisions, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the other secured parties), the Existing Senior Secured Parties, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, Post-Petition Interest, before any distribution is made in respect of the New Senior Obligations (or any claims, including in respect of post-petition interest, fees or expenses, related thereto) from, or with respect to, such Collateral, with each holder of the New Senior Obligations (and/or any claim, post-petition interest, fees or expenses, related thereto) hereby acknowledging and agreeing to turn over to the Existing Senior Secured Parties amounts otherwise received or receivable by them from, or with respect to, such Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries. The Existing Senior Administrative Agent (on behalf of all Existing Senior Secured Parties) and the New

Senior Administrative Agent (on behalf of all New Senior Secured Parties) each hereby agree it shall not object to or contest (or support any other party in objection or contesting) a plan of reorganization or other dispositive restructuring plan on the grounds that the Existing Senior Obligations and New Senior Obligations are classified separately.
3.9.    Gratuitous Bailment for Perfection of Certain Security Interests.
(a)     Prior to the Discharge of Existing Senior Obligations, the Existing Senior Administrative Agent agrees that if the Collateral Agent shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Existing Senior Administrative Agent, the Existing Senior Administrative Agent will serve as gratuitous bailee for the Collateral Agent for the sole purpose of perfecting the Liens of the Collateral Agent on such Collateral. It is agreed that the obligations of the Existing Senior Administrative Agent and the rights of the Collateral Agent, New Senior Administrative Agent and the other Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article 2. Notwithstanding anything to the contrary herein, the Existing Senior Administrative Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Collateral Agent, the New Senior Administrative Agent or any other Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Collateral Agent to obtain a perfected Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Existing Senior Administrative Agent. The Existing Senior Administrative Agent acting pursuant to this Section 3.10 shall not have by reason of the Secured Credit Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Secured Party, the New Senior Administrative Agent or the Collateral Agent. Subject to Section 3.11, from and after the Discharge of Existing Senior Obligations, the Existing Senior Administrative Agent shall take all such actions in its power as shall reasonably be requested by the New Senior Administrative Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the New Senior Administrative Agent has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Collateral Agent or the New Senior Administrative Agent for the benefit of all New Senior Secured Parties.
(b)     Prior to the Discharge of Existing Senior Obligations, to the extent that any Account is under the control of the Existing Senior Administrative Agent at any time, the Existing Senior Administrative Agent will act as gratuitous bailee on behalf of the Collateral Agent for the purpose of perfecting the Liens of all Secured Parties in such Accounts and the cash and other assets therein (but will have no duty, responsibility or obligation to the Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.10(b)). Unless the Liens securing the Secured Obligations on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Existing Senior Obligations, the Existing Senior Administrative Agent shall, at the request of the New Senior Administrative Agent, cooperate with the Grantors and the New Senior Administrative Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Collateral Agent or the New Senior Administrative Agent (or for other arrangements with respect to each such Accounts satisfactory to the New Senior Administrative Agent to be made).

3.10.    Purchase Option.
(a)    Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding or (ii) the acceleration of the Existing Senior Obligations, holders of the New Senior Obligations and each of their respective designated Affiliates (the “New Senior Obligation Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Existing Senior Administrative Agent, to purchase from the Existing Senior Secured Parties all (but not less than all) Existing Senior Obligations (including unfunded commitments then in effect) other than any Existing Senior Obligations constituting Excess Existing Senior Obligations and any loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Existing Senior Administrative Agent will deliver to the New Senior Administrative Agent a statement of the amount of Existing Senior Obligations, (other than any Existing Senior Obligations constituting Excess Existing Senior Obligations) and DIP Financing provided by any of the Existing Senior Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Existing Senior Administrative Agent to be delivered pursuant to Section 3.10(b)(ii) below. The right to purchase provided for in this Section 3.10 will expire unless, within 10 Business Days after the receipt by the New Senior Administrative Agent of such notice from the Existing Senior Administrative Agent, the New Senior Administrative Agent delivers to the Existing Senior Administrative Agent an irrevocable commitment of the New Senior Obligation Purchasers to purchase all (but not less than all) of the Existing Senior Obligations (including unfunded commitments) other than any Existing Senior Obligations constituting Excess Existing Senior Obligations and any loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.10.
(b)    On the date specified by the New Senior Administrative Agent (on behalf of the New Senior Obligation Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Existing Senior Administrative Agent of such irrevocable commitment), the Existing Senior Secured Parties shall sell to the New Senior Obligation Purchasers all (but not less than all) Existing Senior Obligations (including unfunded commitments) other than any Existing Senior Obligations constituting Excess Existing Senior Obligations and any loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Existing Senior Administrative Agent receives the following:
(i)    payment, as the purchase price for all Existing Senior Obligations sold in such sale, of an amount equal to the full amount of all Existing Senior Obligations (other than outstanding letters of credit as referred to in clause (ii) below) other than any Existing Senior Obligations constituting Excess Existing Senior Obligations and loans provided by any of the Existing Senior Secured

Parties in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedge Obligations that constitute Existing Senior Obligations, the New Senior Obligation Purchasers shall cause the applicable agreements governing such Hedge Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedge Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;
(ii)    a cash collateral deposit in such amount as the Existing Senior Administrative Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Existing Senior Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Existing Senior Administrative Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Existing Senior Administrative Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the New Senior Administrative Agent (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and
(iii)    any agreements, documents or instruments which the Existing Senior Administrative Agent may reasonably request pursuant to which the New Senior Administrative Agent and the New Senior Obligation Purchasers in such sale expressly assume and adopt all of the obligations of the Existing Senior Administrative Agent and the Existing Senior Secured Parties under the Existing Senior Credit Documents and in connection with loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and the New Senior Administrative Agent (or any other representative appointed by the holders of a majority in aggregate principal amount of the New Senior Obligations then outstanding) becomes a successor agent thereunder.
(c)    Such purchase of the Existing Senior Obligations (including unfunded commitments) and any loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the New Senior Obligation Purchasers giving notice to the Existing Senior Administrative Agent of their interest to exercise the purchase option hereunder according to each such New Senior Obligation Purchaser’s portion of the New Senior Obligations outstanding on the date of purchase or such portion as such New Senior Obligation Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Existing Senior Administrative Agent as the Existing Senior Administrative Agent may designate in writing to the New Senior Administrative Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the New Senior Obligation Purchasers to the bank account designated by the Existing Senior Administrative Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the New Senior Obligation Purchasers to the bank account designated by the Existing Senior Administrative Agent are received in such bank account later than 12:00 noon, New York City time.
(d)    Such sale shall be expressly made without representation or warranty of any kind by the Existing Senior Secured Parties as to the Existing Senior Obligations, the Collateral or otherwise and without recourse to any Existing Senior Secured Party, except that the Existing Senior Secured Parties shall represent and warrant severally as to the Existing Senior Obligations (including unfunded commitments) and any loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Existing Senior Secured Party owns such Existing Senior Obligations (including unfunded commitments) and any loans provided by any of the Existing Senior Secured Parties in connection with a DIP Financing; and (ii) that such applicable Existing Senior Secured Party has the necessary corporate or other governing authority to assign such interests.
(e)    After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Lien upon the Collateral in accordance with the applicable provisions of the Existing Senior Credit Documents as in effect at the time of such sale (including this Agreement), and the issuers of letters of credit will remain entitled to the benefit of the Priority Lien upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Existing Senior Credit Documents as in effect at the time of such sale (including this Agreement), as fully as if the sale of the Existing Lien Obligations had not been made, but, except with respect to cash collateral held by the issuer(s) of such letters of credit, only the Person or successor agent to whom the Priority Lien is transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Lien and only the New Senior Obligation Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Lien.
3.11.    Reinstatement. If any Existing Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Existing Senior Obligations shall be reinstated to the extent of such Recovery and the Existing Senior Secured Parties shall be entitled to a reinstatement of Existing Senior Obligations with respect to all such recovered amounts. The New Senior Administrative Agent, for itself and on behalf of each other New Senior Secured Party agrees that if, at any time, a New Senior Secured Party receives notice of any Recovery, the New Senior Administrative Agent and each other New Senior Secured Party, shall promptly pay over to the Collateral Agent any payment that is not permitted hereunder to be received by the New Senior Secured Parties and then in its possession or under its control in respect of any Collateral and shall promptly turn any Collateral then held by it over to the Collateral Agent for application pursuant to the Allocation Provisions, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any Collateral or proceeds thereof that is not permitted hereunder to be received by the New Senior Secured Parties received by the New Senior Administrative Agent or any other New Senior Secured Party and then in its possession or under its control on account of the New Senior Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 3.11, be held in trust for and paid over to the Collateral Agent for application pursuant to Section 3.6. This Section 3.11 shall survive termination of this Agreement.
3.12 Borrower and Grantors’ Obligations. The Borrower and the Grantors, jointly and severally, agree to: (i) perfect, maintain, monitor,
ARTICLE 4
MISCELLANEOUS
4.1.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower and each other Grantor jointly and severally shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Collateral Agent and its affiliates (including the reasonable fees, charges and disbursements of counsel for the Collateral Agent), in connection with the preparation, negotiation, execution, delivery, performance and administration of this Agreement and the other Collateral Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out‑of‑pocket expenses incurred by the Collateral Agent (including the fees, charges and disbursements of counsel for the Collateral Agent) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Collateral Documents, including its rights under this Section, or (B) in connection with the extensions of credit made under the Secured Credit Documents, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such indebtedness.
(b)    Indemnification by the Borrower and Grantors. The Borrower and each other Grantor jointly and severally shall indemnify the Collateral Agent (and any sub-agent thereof) and each Related Party of any of the foregoing persons (each such person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the reasonable fees, charges and disbursements of one counsel for all Indemnitees taken as a whole and, if necessary, one local counsel for all Indemnitees taken as a whole and, if necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel and (if reasonably necessary) one local counsel in each relevant jurisdiction to the affected Indemnitees similarly situated, and, in connection with any Insolvency or Liquidation Proceeding, one bankruptcy counsel for all Indemnitees taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor or any of its Related Parties arising out of, in connection with, or as a result of (i) the execution, delivery, administration or enforcement of this Agreement, any other Collateral Document or Secured Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any extension of credit or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its subsidiaries, or any liability under environmental law related in any way to the Borrower or any of its subsidiaries, (iv) any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including the reasonable fees and disbursements of all Indemnitees taken as a whole) incurred in connection with defense thereof by the Collateral Agent as a result of the funding of loans or the acceptance of payments under the Secured Credit Documents, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Related Parties, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, exemplary, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Collateral Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee referred to in subsection (b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Collateral Documents or the transactions contemplated hereby or thereby.
(d)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(e)    Survival. The agreements in this Section shall survive the resignation of the Collateral Agent, the repayment, satisfaction or discharge of all the other Secured Obligations, and the termination of this Agreement.

4.2.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable recipient at its address set forth on Schedule 1 hereto.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices to the Collateral Agent shall be deemed to be effective only when actually received by it. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. The Collateral Agent shall have the right to accept and act upon direction and instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Borrower or Agent, as applicable shall provide to the Collateral Agent an incumbency certificate listing authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Borrower or Agent, as applicable, whenever a person is to be added or deleted from the listing. If the Borrower or Agent, as applicable, elects to give the Collateral Agent Instructions using Electronic Means and the Collateral Agent in its discretion elects to act upon such
(c)    Effectiveness of Facsimile Documents and Signatures. This Agreement may be transmitted and/or signed by facsimile to the recipient’s facsimile number set forth on Schedule 1 hereto. The effectiveness of this Agreement and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on parties hereto. The Collateral Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(d)    Change of Address, Etc. Any party hereto may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.
(e)    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Agent (including any Additional Hedge Counterparty), or any Grantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Collateral Agent from all losses, costs, expenses and liabilities resulting from the reliance by the Collateral Agent on each notice purportedly given by or on behalf of each Agent, Additional Hedge Counterparty or the Grantors.
4.3.    Amendments; Collateral Agency Joinders; Pledge and Security Agreement Supplements. No amendment or waiver of or consent to any departure from any provision of this Agreement shall be effective unless it is in writing and signed by each Administrative Agent, the Collateral Agent and the Grantors.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the requisite percentage of the Existing Senior Secured Parties under the Existing Senior Credit Documents and of the requisite percentage of New Senior Secured Parties under the New Senior Credit Documents. Upon the execution and delivery by any Person of an Accession Agreement, a Supplement or an Assumption Agreement under the GCA, (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Secured Credit Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Secured Credit Document to the “Collateral Agency Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Assumption Agreement. Upon the execution and delivery by any Person joining this Agreement as an “Additional Hedge Counterparty” of a Collateral Agency Hedge Counterparty Joinder (a) such Person shall be referred to as an “Additional Hedge Counterparty” and shall become and be an “Additional Hedge Counterparty” hereunder and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Secured Credit Document to the “Collateral Agency Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Collateral Agency Hedge Counterparty Joinder, in each case without any further action by the Collateral Agent. In connection with executing or acknowledging any amendment, waiver or other modification contemplated hereunder or under the Collateral Documents, the Collateral Agent shall receive an opinion of counsel from the Borrower that such amendment, waiver or modification is permitted under this Agreement and such Collateral Documents.
4.4.    Preservation of Rights. No failure on the part of any Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Secured Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of the Collateral Agent and the Administrative Agents provided herein and in the other Secured Credit Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Administrative Agents under any Secured Credit Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights or exhaust any recourse under any other Secured Credit Document against such party or against any other Person.
4.5.    Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
4.6.    Survival of Agreements. All covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Secured Credit Documents and the creation of the Secured Obligations.
4.7.    Binding Effect and Assignment. This Agreement (a) shall be binding on each Grantor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. No Grantor shall have any rights hereunder, nor may any Grantor rely on the terms hereof.
4.8.    Termination. It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations. Upon the Discharge of the Existing Senior Obligations, upon written request for the termination hereof delivered by the Borrower to the Collateral Agent, this Agreement shall terminate.
4.9.    Governing Law and Choice of Venue.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURED CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SECURED CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTIES MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED CREDIT DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURED CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH GRANTOR HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY SECURED PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
4.10.    Counterparts. This Agreement may be separately executed in any number of counterparts (including by facsimile transmission), all of which when so executed shall be deemed to constitute one and the same Agreement.
4.1.    Applicability to Collateral Agent. Notwithstanding anything to the contrary contained herein, in no event, shall the Collateral Agent be subject to, charged with knowledge of or otherwise be obligated to act under any document to which it is not a party.
4.2.    Incorporation of Rights, Privileges and Immunities. As between and among the Borrower, the Grantors and the New Senior Administrative Agent, the New Senior Administrative Agent shall have the rights, protections and immunities granted to it under the New Senior Credit Agreement, all of which are incorporated by reference herein mutatis mutandis. To the extent that such rights, protections and immunities conflict with any provisions of this Agreement (before giving effect to the immediately preceding sentence), this Agreement shall control.
4.3.    AUTHORIZATION. Each party hereto represents and warrants to the other parties hereto that it is duly authorized (on its own behalf and on behalf of any Secured Party that it represents) that is duly authorized to enter into this Agreement.
4.4.    FINAL AGREEMENT. THIS WRITTEN COLLATERAL AGENCY AGREEMENT AND THE OTHER SECURED CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof by their respective officers thereunto duly authorized.
JPMORGAN CHASE BANK, N.A., as Existing Senior Administrative Agent
By:____________________________________
Name:
Title:
By:____________________________________
Name:
Title:
[_______], as New Senior Administrative Agent
By:____________________________________
Name:
Title:
By:____________________________________
Name:
Title:

[Signature Page to Collateral Agency Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:____________________________________
Name:
Title:

[Signature Page to Collateral Agency Agreement]

Agreed and Accepted:

[GRANTORS]

By:    _____________________________________
Name:
Title:

[Signature Page to Collateral Agency Agreement]

SCHEDULE 1
Addresses for Notices

EXHIBIT A
to Collateral Agency Agreement
FORM OF
COLLATERAL AGENCY HEDGE COUNTERPARTY JOINDER
Reference is made to the Collateral Agency Agreement dated as of November [●], 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”) among JPMORGAN CHASE BANK, N.A., as and Existing Senior Administrative Agent, [●], as the New Senior Administrative Agent, in each case on behalf of the applicable Secured Parties, the Grantors party thereto, the Additional Grantors, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely, as the Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Agency Agreement. This Collateral Agency Hedge Counterparty Joinder (this “Joinder”) is being executed and delivered pursuant to the GCA and the Collateral Agency Agreement.
1.    Joinder. The undersigned, _____________________, a _______________, as a hedge counterparty with respect to Secured Hedging Obligations hereby agrees to become party as an Additional Hedge Counterparty under the Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency Agreement with respect to Secured Hedging Obligations as fully as if the undersigned had executed and delivered the Collateral Agency Agreement as of the date thereof.
2.    Governing Law and Miscellaneous Provisions. The provisions of Section 4.9 of the Collateral Agency Agreement will apply with like effect to this Joinder.

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[insert name of the new representative]
By:    ________________________________
Name:    ________________________________
Title:    ________________________________